                                                                   EXHIBIT 10.11

                              INDENTURE OF LEASE
                              ------------------


                            (Dated - July 15, 1997)


                                   Premises
                                   --------


                 (60 Fordham Road, Wilmington, Massachusetts)


        (Executed in Four (4) Counterparts; with Signatures on page 53;
              and pages initialed, as set forth in Section 8.26)


                              (Table of Contents)
--------------------------------------------------------------------------------

A.   PARTIES:-
     --------


     1.    LESSOR: - THE WILMINGTON REALTY TRUST
     2.    LESSEE: - GENERAL SCANNING, INC.


B.   PREMISES:
     --------

     1. The LEASED PREMISES, including land, building, parking area, rights of access, etc., are shown on two (2) Plans (FOR LAND IN WILMINGTON, MA. PREPARED FOR WILMINGTON REALTY TRUST) attached to, and incorporated in, the INDENTURE OF LEASE; both Plans prepared by Martinage Engineering Associates, Inc.; --both dated September 18, 1997, as follows

          a.  EXHIBIT A - entitled "EXHIBIT A - TO ACCOMPANY LEASE AGREEMENT"
          b.  EXHIBIT B - entitled "EXHIBIT B - FUTURE LAYOUT PLAN"
          c.  EXHIBIT C - Agreement dated May 19, 1997


     2.   Area of the LEASED PREMISES:

          a.  Land (as shown on said EXHIBIT A) -  11.6355 acres - more or less;
          b.  Building

             (a) Address - 60 Fordham Road, Wilmington, Mass. 01887 (Building No.2)
             (b)  Square footage of Building (agreed) - 78,180 square feet

C.   TERM: - Ten (10) years, with two (2) successive five (5) year options.
     ----

D.   COMMENCEMENT DATE:  December 1, 1997
     -----------------

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                             ARTICLES and SECTIONS

                                       of

                              INDENTURE OF LEASE
                            (Dated - July 15, 1997)

                      (IN FIVE SHEETS-PAGES I THROUGH V)

ARTICLE and SECTION                                                                                       PAR
-------     -------
ARTICLE I -- SALIENT COVENANTS and REFERENCE DATA                                                          1
             ------------------------------------

1.11      AGREEMENT TO IMPROVE AND LEASE PREMISES                                                          1
1.2       THE PARTIES                                                                                      2
          1.2.1 LESSOR                                                                                     2
          1.2.2 LESSEE                                                                                     2
1.3       COMMENCEMENT DATE                                                                                3
1.4       ORIGINAL TERM                                                                                    3
1.5       THE LEASED PREMISES                                                                              3
1.6       ANNUAL FIXED RENT                                                                                5
          1.6.1 FORMULA                                                                                    5
          1.6.2 ANNUAL AND MONTHLY RENT                                                                    5
1.7       REAL ESTATE TAXES; MAINTENANCE, OPERATING EXPENSES                                               6
          1.7.1 MAINTENANCE                                                                                6
          1.7.2 TAXES                                                                                      7
          1.7.3 INSURANCE AND INDEMNIFICATION                                                              7
1.8       LESSEE'S UTILITIES                                                                               9
1.9       POSSIBLE EXPANSION                                                                               9
1.10      OPTION TO EXTEND LEASE                                                                           11
1.11      SUBLEASING (Subject to the provisions of Section 5.6 through Section 5.6.6)                      12
1.12      ENVIRONMENTAL - 21E, ETC. (G.E. - Lockheed)                                                      12
1.13      EASEMENTS AND RIGHTS OF ACCESS (to Lessor, to Lockheed, to Ametek)                               14
1.14      WASTE WATER TREATMENT PLANT                                                                      14
1.15      PERMITTED USES                                                                                   16
1.16      INITIAL MINIMAL LIMITS OF LESSEE'S GENERAL LIABILITY INSURANCE                                   16
1.17      RECOGNIZED BROKERS                                                                               16
1.18      EXHIBITS                                                                                         16
           EXHIBIT A - Plan to Accompany Lease Agreement;
           EXHIBIT B - Future Layout Plan
           EXHIBIT C - Agreement dated May 19, 1997

ARTICLE II- THE BUILDINGS, PREMISES, TERM AND RENT                                                         16
            --------------------------------------

2.1       The Premises                                                                                     16

2.2   Right to Use Common Facilities                                        17
      2.2.1   Lessee's Parking                                              18
2.3   Landlord's Reservations (repairs, etc.)                               18
2.4   Habendum                                                              19
2.5   Monthly Fixed Rent Payments                                           19
2.6   Lessee Responsible For Maintenance, Etc.                              20
2.7   Real Estate Taxes; Payment:                                           20
      2.7.1   Tax Abatement - Procedure                                     21
2.8   Lessee's Electricity and Utilities.                                   22

ARTICLE III-CONDITION OF PREMISES                                           22
            ---------------------

3.1   Delivery of Premises                                                  22
3.2   alterations and additions                                             22
3.3   General Provisions Applicable to Construction                         23

ARTICLE IV-COVENANTS OF THE LESSOR                                          23
           -----------------------

4.1   LANDLORD'S COVENANTS                                                  23

      4.1.1   Delivery of Premises                                          23
      4.1.2   quiet enjoyment                                               23
      4.1.3   Structural Elements of the Exterior                           24

ARTICLE V-COVENANTS OF THE LESSEE                                           24
          -----------------------

5.1   Payments                                                              24
5.2   Maintenance of the Premises Leased Hereunder;
      Yielding of Premises; Waste and Destruction                           24
5.3   Use and Occupancy of Leased Premises                                  25

      (A)  Prohibitions and Restrictions                                    25
      (B)  ENVIRONMENTAL CONTROL LAWS - Lessee shall comply with            25
      (C)  Light Manufacturing and Research and Development                 26

5.4   Obstructions; Items Visible from Exterior; Rules and Regulations      27
5.5   Safety Appliances; Licenses; Security Systems                         27
5.6   Assignment; Sublease (section 5.6 through section 5.6.6)              27

      5.6.1   Subsidiaries; Affiliated entities; Merger                     27
      5.6.2   Written Notice of Assignment under section 5.6.1              28
      5.6.3   No Assignment, Sublease or Subletting                         28
              Without Prior Written Consent of Lessor                       28
      5.6.4   Notice of Proposed Assignment, Subletting or Subleasing.      29
      5.6.5   Consent to Assignment Conditional upon
              Guarantee of the lessee (Payment of Rent, etc.)               29
      5.6.6   Responsibility in the Event of Assignment or Subleasing       30

5.7   Indemnification; - Insurance                                          31

      (A)  Indemnification                                                  31
      (B)  INSURANCE                                                        31

5.8   Furnishings, etc. of Lessee at Lessee's Risk                          32
5.9   Right of Entry                                                        32
5.10  Floor Load; Prevention of Vibration and Noise                         33
5.11  Personal Property Taxes                                               33
5.12  Compliance with Laws                                                  33
5.13  Payment of Litigation Expenses                                        34

ARTICLE VI-CASUALTY AND TAKING                                              28
           -------------------

6.1   Fire and Casualty - Termination of Restoration: Rent Adjustment       34

      (A)  Restoration - Termination                                        34
      (B)  Damage during Last Year                                          34
      (C)  Rent Adjustment in the Event of Temporary Displacement           35
      (D)  Insurance Proceeds; Restoration                                  35

6.2   Loss Caused by Uninsured Risk                                         36
6.3   Condemnation - Taking by Right of Eminent Domain                      36
6.4   Awards Resulting from eminent domain Takings (Reserved)               37

ARTICLE VII-DEFAULT                                                         38
            -------

7.1   DEFAULT BY LESSEE                                                     38

      (A)  "Events of Default"                                              38
      (B)  In the Event of Occurrence of any said "Events of Default"
           by the Lessee                                                    39
      (C)  Entry by Lessor upon Such Termination                            39
      (D)  Responsibility of Lessee: Rent
      (E)  Liquidated Damages                                               40
      (F)  Rights of Lessor upon Entry after an "Event of Default"          40
      (G)  Remedies are Cumulative and not Exclusive upon Default           41

7.2   Default by the Lessor of its Obligations under this Lease             41

ARTICLE III-MISCELLANEOUS PROVISIONS                                        41
            ------------------------

8.1   Extra Hazardous Use                                                   42
8.2   Waiver                                                                42
8.3   Cumulative Remedies                                                   42
8.4   Quiet Enjoyment                                                       42
8.5   Notice to Mortgagee and Ground Landlord                               43
8.6   Assignment of Rents                                                   43

8.7   Surrender                                                             44
8.8   Brokerage                                                             44
8.9   Invalidity of Particular Provisions                                   44
8.10  Provisions Binding, Etc.                                              45
8.11  Recording                                                             45
8.12  Notices                                                               45
8.13  When Lease Becomes Binding                                            46
8.14  Section Headings                                                      46
8.15  Rights of Mortgagee                                                   46
8.16  Status Report                                                         47
8.17  Self-Help                                                             47
8.18  Holding Over                                                          48
8.19  Non-Subrogation                                                       48
8.20  Extension Option

      (A)  Conditions                                                       48
      (B)  First Five (5) Year Extended Term                                49
      (C)  Second Five (5) Year Extended Term                               49
      (D)  Option Granted to Extend for Two Five (5) year Terms Only        50

8.21  Lessee Shall Look Only to the Interest of the Lessor in the Premises
      herein Leased                                                         51
8.21  The Trustees of Lessor and Beneficiaries Not Personally Liable        51
8.22  Late Payment                                                          51
8.23  Governing Law                                                         52
8.24  Indentures 53 pages (Eight Articles - Three Exhibits)                 52
8.25  This Lease Conditional upon Release of Premises by AMETEK             52
8.26  Counsel                                                               52
8.27  Dispute Resolution                                                    52

      Signatures                                                            53
      Exhibits Attached

               EXHIBIT A - Plan dated September 18, 1997 (Accompanying Lease)
               EXHIBIT B - Plan dated September 18, 1997 (Future Layout Plan)
               EXHIBIT C - Agreement dated May 19.1997 (14 pages)

 (Last of FIVE (5) PAGES OF TABLE OF CONTENTS TO INDENTURE OF LEASE DATED JULY
                                   15, 1997)
    (LESSOR: THE WILMINGTON REALTY TRUST;  LESSEE: GENERAL SCANNING, INC.)
     ------                                ------
        (PREMISES: - 60 FORDHAM ROAD, WILMINGTON, MASSACHUSETTS 01887)
         --------

                               INDENTURE OF LEASE



                                 in respect to



                     PREMISES in WILMINGTON, MASSACHUSETTS


     THIS INSTRUMENT, dated as of the 15th day of July, 1997, constitutes and comprises an INDENTURE OF LEASE by and between THE WILMINGTON REALTY TRUST (hereinafter generally referred to a the LESSOR) and GENERAL SCANNING, INC. (hereinafter generally referred to as the LESSEE) - said parties hereinafter more particularly defined and identified. This Indenture of Lease relates to certain premises comprising a building with land, and parking areas (hereinafter defined and shown on plans hereto annexed), and being a portion of the complex located at, and numbered as, 50 Fordham Road, Wilmington, Massachusetts This Indenture comprises ARTICLE I through ARTICLE VIII along with Exhibits attached thereto


IN CONSIDERATION OF THE MUTUAL COVENANTS HEREIN SET FORTH, AND FOR VALUABLE CONSIDERATION, THE PARTIES TO THIS INDENTURE OF LEASE DO HEREBY AND HEREWITH PROMISE, COVENANT AND AGREE WITH EACH OTHER, AS FOLLOWS:


                                   ARTICLE I
                                   ------- -

                      SALIENT COVENANTS AND REFERENCE DATA
                      ------- ---------     --------- ----

The matters covered under ARTICLE I of this Indenture of Lease are, in some instances, covered more extensively and in more detail in the remaining ARTICLES. All portions of the lease shall be valid.

1.1. AGREEMENT dated May 19, 1997


     This indenture of Lease is entered into pursuant to an instrument dated May 19, 1997 by and between the parties entitled "AGREEMENT to IMPROVE AND

     LEASE PREMISES" (EXHIBIT C); which Agreement is incorporated herein as an expression of the intent of the parties. However, in the event of any discrepancy between the provisions of this Indenture of Lease and said Agreement, the provisions of this Indenture shall prevail with respect to said discrepancy.



1.2  THE PARTIES:

1.2.1. LESSOR: The record owner and the lessor or of the premises herein leased is

       THE WILMINGTON REALTY TRUST; which Trust was established under a Declaration of Trust dated September 7, 1973; and which declaration is registered in the Middlesex South Registry District of the Land Court as Document No.15729, there noted on Certificate of Title No 142138; and registered, further, in the Middlesex North District of the Land Court as Document NO.63541, there noted on Certificate of Title 19837.

       The present Trustees of and under said Declaration of Trust are, respectively,

       ROSEMARIE STANIEICH, CLAUDIA J. CIPULLO and JOSEPH O. BRANZETTI, JR., (which Trustee's have executed this Indenture for and on behalf of the said Lessor.)

       LESSOR'S ORIGINAL ADDRESS: -THE WILMINGTON REALTY TRUST

                  c/o Frank N. Dardeno, Jr. 424 Broadway
                  Somerville, Massachusetts 02145
                  (Present telephone No. (617) 666-2600

       LESSOR'S CONSTRUCTION REPRESENTATIVE: - FRANK M. BOMBA,

                  20 Lawndale Road
                  in Stoneham, Massachusetts 02180
                  (telephone no. (617) 438 3508)



1.2.2  LESSEE:

       GENERAL SCANNING INC., a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts.

       LESSEE'S ORIGINAL ADDRESS: 500 Arsenal Street Watertown,
                                  Massachusetts 02172

       LESSEE'S CONSTRUCTION REPRESENTATIVE: GEORGE HRONO,
                                    with a business address at 500 Arsenal
                                    Street, Watertown, Massachusetts 02172 and with a present telephone number (617) 924-1010, Extension 204

       The Lessor and the Lessee do both covenant and agree that this Indenture of Lease shall be binding upon each of them and upon the successors and assigns of each of them

1.3. COMMENCEMENT DATE:  December 1, 1997

1.4. ORIGINAL TERM: The term of ten (10) years commencing on the Commencement Date (to wit: - December 1, 1997) and expiring on November 30, 2007 unless extended or sooner terminated as hereinafter provided in this Indenture of Lease).

1.5. THE LEASED PREMISES:

   (A) The premises that are leased to the LESSEE under this Indenture are alternatively referred to, or identified as, the "Premises" or the "Site" or "the premises leased hereunder" or "the premises leased herein" or "the leased premises" or similar descriptive phraseology, as the context shall permit.

       The said premises leased hereunder comprise a portion of the land and buildings formerly occupied by GENERAL ELECTRIC COMPANY ("G.E.") under a lease dated November 13, 1969, as amended, and its successor, AMETEK AEROSPACE PRODUCTS, INC. ("AMETEK") Said Land and buildings, in their totality, are referred to herein as the "Complex" or as the "Facilities".

       The leased premises (the site) are a portion of those facilities situated in Wilmington and North Reading, Middlesex County, Massachusetts; located at, and numbered as, 50 Fordham Road, in Wilmington, Massachusetts

       Said site or leased premises comprise that one story building known as Building No.2 with parking area and all land pertaining thereto. Said Building No.2, parking area and land are located north of Building No.1 and lA leased to AMETEK (said "AMETEK" building located in the southerly portion of the Complex).

   (B) The said leased premises or site are shown upon the plan entitled and attached hereto and incorporated herewith as Exhibit A

       The parties agree that the said leased premises (or site) are those shown upon said plan, as leased to "GENERAL SCANNING"

   (C) The parties have independently verified the floor space comprising said buildings, and the parties stipulate that the size of the floor space of said building is, and shall be, for the purposes of this lease, 78,180 square feet.

       Said leased premises include the lot upon which said building was constructed and a portion of the parking area contiguous to the rear (or west) thereof; along with some open areas of land that may be appurtenant thereto.

       As aforesaid, the said leased premises area are shown upon a plan which shall be incorporated within, and be a part of; this Indenture of Lease to define and delineate the leased premises; said plan attached hereto as Exhibit A.

   (D) The title to the land upon which the Premises and the Facilities are located are registered in the Land Court of the Commonwealth of Massachusetts.

       The LESSOR reserves the right to lease the said premises and the land appurtenant thereto to the Lessee without formal approval of the plan delineating the said premises as a Subdivision.

       As set forth in the agreement of the parties in the above referred to AGREEMENT to IMPROVE and LEASE PREMISES, dated May 19, 1997, the Lessor reserves the right to transfer the title to the leased premises to a new Trust to establish a separate identity for the said leased premises. Further, the Lessor has, and shall have, the right to present, at any time, a plan delineating the leased premises as a Subdivision (under the Subdivision Control Law); including the designation of the premises as a condominium with participatory rights to the Waste Water Treatment Facility that services said premises.

       The LESSEE agrees that it shall execute promptly all documents and assent to all actions and do all things requested by the LESSOR of the LESSEE in order that the LESSOR may institute and complete any such transfer or subdivision or designation of and dedication to, such condominium ownership. The LESSEE shall assent thereto whether or not said transfer, or said subdivision, or said designation shall include the whole of the said Complex or Facilities or a portion thereof; and whether said action shall or shall not include the premises leased hereunder to the LESSEE.


  (E) The premises hereunder leased to the LESSEE, and, particularly, the said building herein referred to as Building No.2, are expected to be designated under a new and separate post office address. Said premises and said building may, thereafter, be referred to or designated by or as said new and separate post office address. (The said address is 60 Fordharn Road, said Wilmington.)

1.6.  ANNUAL FIXED RENT:

1.6.1  FORMULA

      In accordance with the "AGREEMENT to IMPROVE and LEASE PREMISES", aforesaid, dated May 19, 1997, and executed by the parties, the base annual rent during the initial ten (10) year term (commencing December 1, 1997),- shall be calculated or determined on the basis of the square feet of floor space of said Building No.2; to wit.

      a.  Years one through three - at $5.00 per square foot (TRIPLE NET)
      b.  Years four through seven - at $5.40 per square foot (triple net)
      c.  Years eight through ten - at $5.80 per square foot (triple net)

      Said formula shall apply to the premises initially herein leased to the LESSEE and, particularly, Building No.2 in its present floor size.

      The parties stipulate, as aforesaid. that the square footage of said building, as presently built, comprises, 78,180 square feet.

1.6.2 ANNUAL and MONTHLY RENT:

      1. During the period commencing December 1, 1997 and ending November 30, 2000, the Lessee shall pay to the Lessor a base annual rent at the rate of three hundred ninety thousand, nine hundred and no/100 ($390,900.00) dollars; said annual rent due and payable, in advance, in equal monthly payments of thirty two thousand, five hundred seventy-five and no/100 ($32,575.00) dollars

      2. During the period commencing December 1, 2000 and ending November 30, 2004, the Lessee shall pay to the Lessor a base annual rent at the rate of four hundred twenty-two thousand, one hundred seventy-two and no/100 ($422,172.00) dollars; said annual rent due and payable, in advance, in equal monthly installments of thirty-five thousand, one hundred eighty-one and no/100 ($35,181.00) dollars.

      3. During the period commencing December 1,2004 and ending November 30, 2007, the Lessee shall pay to the Lessor a base annual rent at the rate of four hundred fifty-three thousand, four hundred forty-four and no/100 ($453,444.00) dollars; said annual rent due and payable, in advance, in equal monthly installments of thirty-seven thousand, seven hundred eighty-seven and no/100 ($37,787.00) dollars.

            All monthly installments of rent shall be due and payable on the first day of each month.

            As hereinafter provided, the base rent shall be increased to an amount to be agreed upon between the parties in the event there shall be constructed an addition to said Building No.2 and expansion of the floor space.

        4. The above shall apply to the premises herein initially leased to the LESSEE with said Building No.2 in its present floor size. Therefore, the foregoing is subject to the provisions of Section 1.9 in the event of expansion as therein set forth.

        5. Reference is herein made, also, to the provisions of Section 2.5 of this Indenture.

1.7.   REAL ESTATE TAXES; MAINTENANCE; OPERATING EXPENSES:

       Lessee shall pay all operating costs as and when due, including, without limitation,- all real estate and other taxes assessed against or with respect to the leased premises; any and all utilities; all insurance coverage (said insurance covering all risks, all liability against any loss occurring on or near said premises or as a result of any of the activities of the Lessee, any and all damages or loss caused by fire, storm or other insurable risks); ground care; snow removal; maintenance and service agreements for HVAC and for any other equipment or building elements; and all repairs and interior maintenance of the building and its appurtenances, as set forth in Section 1.7.1.

       Reference is herein made to the provisions set forth in Section 5.7 of this Indenture. As stipulated in said Section 5.7 (A) (a) (ii), the LESSEE shall, and does, indemnify and hold harmless the LESSOR against all losses and damages unless said losses or damages shall be caused by, or due to the fault of, the Lessor or tenants of the Lessor (other than the Lessee herein).

       Reference is here made to Section H. (RESPONSIBILITIES) of the Agreement of May 19, 1997.

1.7.1  Maintenance

       a. Upon completion of all the renovations and improvements, the said building and its appurtenances will be in prime condition with new insulated roof; with structural replacements where needed, new mechanical elements, renovated and remodeled interior, new double pane glass throughout, paved parking area, etc.

     b. All warrantees and guarantees issued by installers, contractors and suppliers shall be made available to the Lessee and shall be transferred to, or for the benefit of the Lessee..

     c. The Lessee shall be responsible for all maintenance of the interior of the building, paved areas, mechanical appurtenances, all roofing elements, HVAC units, and all other aspects of the building and its facilities.

     d.   The lease shall be a triple net lease.

     e. Not in limitation of the foregoing (and unless revised by prior written stipulation or agreement of the parties), the Lessee shall be responsible for all interior elements of the building, including its mechanical components, all wiring (electrical or otherwise), all plumbing , all surfaces, flooring and any and all other appurtenances. Lessor shall, also, be responsible for maintenance of all windows, of the roof and its elements, cosmetic appearance and maintenance of the exterior, maintenance of all parking areas and the paved surface of said parking areas, all landscaping, and components of the building. As set forth above, Lessor shall turn over and assign to Lessee all warranties and guarantees from all suppliers, contractors, and workmen with respect to any improvements to the building and premises paid for by the Lessor.

          Lessor shall be responsible for the structural elements of the exterior of the building; as well as for apparatus, piping or wiring delivering utilities from the public way to the edge of the building

     f.   Reference is herein made to Section 2.6 and Section 3.1 and Section
          3.2 and Section 3.3 and Section 5.2 and Section 5.10 of this
          Indenture.

1.7.2.  Taxes

        LESSEE shall be responsible for all real estate and other taxes assessed by any government authority against the real estate (including building, land and improvements) leased herein to the Lessee.

        Reference is herein made to the provisions of Section 2.7 of this Indenture.

1.7.3.  Insurance and Indemnification

        a. Lessee, at its sole cost, will maintain, with sufficient limits of coverage, fire and casualty loss insurance, insurance against liability for losses, damages or injury of any kind to anyone upon the premises (or as a result of any activities of the Lessee), and coverage against all other insurable risks; except for those injuries, losses and damages caused by the fault, omission, negligence or willful act of the LESSOR or other tenants of the LESSOR (i.e. other than the LESSEE herein), as stipulated in
          Section 5.7 (A).

          Lessee shall name the Lessor as an additional insured upon all said policies issued by recognized companies licensed to do business in Massachusetts; and Lessee shall forward to the Lessor, as each contract or policy of insurance shall be issued or renewed, a certificate of the said insurance coverage with the Lessor named as a payee or insured party in the event of loss or damage.

     b. Lessee shall indemnify and hold harmless the Lessor against any loss, claims or damages resulting from any of the activities of the LESSEE; and shall promptly defend against claims resulting therefrom. LESSEE shall, and does, indemnify and hold harmless the LESSOR from any said losses or damages except for those injuries, losses or damages caused by the fault, omission, negligence or willful act of the LESSOR or of the tenants of the LESSOR (other than the LESSEE herein); and as stipulated in Section 5.7 (A) hereof.

          Lessee shall insure the Lessor from loss of rental income resulting from fire or other casualty, as set forth under Section 5.7. (B).

     c. Lessee shall comply will all relevant laws and legal requirements and environmental regulations in the conduct of its operations. Lessee shall not expose Lessor to damages, loss or expense as a result of any activities of the Lessee - including, but not limited to, use of the premises, any of its operations, or any discharges.



     d. Reference is herein made to the provisions of Section 5.7 of this Indenture.

     e. With respect to the renovations and construction stipulated in the "AGREEMENT to IMPROVE and LEASE PREMISES" dated May 19, 1977 (and referred to in Section 1.1. hereof);

          (i) In the event that the contractor or any subcontractor engaged by the LESSEE shall default in its obligations or responsibilities, and if the insurance coverage furnished by said contractor or subcontractor shall not be adequate to cover the losses and damages sustained by LESSOR as a result of said default, then, in such event, the LESSEE does, and shall, indemnify and hold harmless the LESSOR from damages, losses or expenses caused by the failure of said contractor or subcontractor with respect to the work, labor or materials required by said contractor or subcontractor.

          (ii) In the event that any employee or any of the personnel of said contractor of subcontractor shall be damaged or injured while in the course, or arising out, of the employment of said employee or personnel, the LESSEE shall, and does, indemnify and hold harmless the LESSOR from any claim, suit or demand made by said employee or personnel alleging any failure, negligence, omission or action of the LESSEE and of the LESSOR, or both of them, as causing or contributing to said injury of damage.

                The LESSEE shall maintain insurance, in responsible companies, covering any such claim, suit or demand brought against either the LESSEE or the LESSOR, or both of them, for recovery from either the LESSEE or the LESSOR (or both) as third parties on account of said injury of damage resulting from said industrial accident.

1.8. LESSEE'S Utilities:

     Lessee shall be solely and exclusively responsible for any and all utilities furnished or provided to the leases premises. Without limitation, said utilities shall include electricity, water, heating fuel, and any other service provided to the leased premises. Lessee shall be solely responsible for the maintenance and repair of all equipment, lines or apparatus employed to provide and distribute said utilities and service within the leased premises. (Excluded from the provisions aforesaid is the Waste Water Treatment Facility which Facility shall be governed by the provisions of Section 1.14 hereof).

     The obligations of the LESSEE to pay for any and all utilities furnished or provided to the premises leased hereunder shall begin as of the date the renovations and construction referred to in the Agreement of May 19, 1997 (Section 1.1) shall have been commenced. The LESSEE shall, therefore, be responsible, and shall pay for, all said utilities (including, but not limited to, electricity) furnished to the premises leased hereunder from the date of commencement of the renovations and construction referred to in said Agreement dated May I 9, 1997 until and through the termination date (including termination dates of extended terms) of this Indenture of Lease.

     Reference is herein made to the provisions of Section 2.8 of this Indenture.

1..9. POSSIBLE EXPANSION:

     Reference is here made to the Agreement of May 19, 1997, Section I ("POSSIBLE EXPANSION")

     Provided that said expansion shall be feasible, when requested by the Lessee, the Lessor will construct an expansion or extension (of not more than 40,000 square feet of floor space) to the east of the building if required by the Lessee; subject, however, to the following conditions: -



     1. The Lessor shall be able to secure financing for said expansion from a conventional banking institution at then current rate of interest;
     2. The expansion shall be permitted under all applicable laws and regulations-including zoning and building requirements;
     3. All required permits shall be issued -- including approvals from environmental regulatory agencies, state, federal (if necessary) and municipal authorities, and any other governmental body that may have oversight responsibilities.
     4. The Lessor and the Lessee shall agree upon the rent, terms and conditions of the Lease affecting the present premises herein leased and, also, said possible expansion.
     5. The cost of moving pipes, tubes, wires, valves and any and all devices that now service the Waste Water Service Facility, the Fire Protection Station and any other support systems for the buildings upon the site shall be an expense attributable to the construction costs of the said expansion; and shall be factored into the agreed upon rent.

          The obligation to construct said expansion is upon the condition that said devices can be moved; that the relevant easements and rights of way or access may be relocated along a new path; and that the easements and rights of way or access to service same shall be established and confirmed in their new path or location with the written consent of all parties that may have an interest therein.

          Said relevant easements and rights of way or access shall include, but shall not be limited to, the easements and rights of way and access to be granted by the Lessor to LOCKHEED MARTIN CORPORATION ("LOCKHEED") in order to facilitate the remediation activities to which LOCKHEED is committed, and as set forth in Section 1.12 and in Section 1.13.

     6. It is anticipated that within the area upon which said expansion may be requested LOCKHEED shall be engaged in remediation of shallow groundwater contamination associated with underground storage tank maintained by CONVERSE, INC. LOCKHEED is expected to agree, if the Lessor seeks to develop said area, to modify and move its groundwater remediation equipment, at its expense, so long as said modification and movement is

         (i)    essential to said development;

         (ii)   is consistent with LOCKHEED'S remediation obligations;

         (iii) does not pose an unreasonable risk to human health or to the environment;

         (iv)   does not unreasonable prolong remediation activities.

   6. The Lessee shall have the right to secure or provide the financing for said expansion if the Lessor shall be unable to secure same. In the event that the said expansion shall be financed by the Lessee, the base rent established for said expansion shall be adjusted to reflect any cost incurred by the Lessee with respect to said financing and shall be appropriately adjusted to said circumstances.

         (Said possible extension is outlined on EXHIBIT B hereto attached.)

1.10. OPTION TO EXTEND LEASE: (subject and pursuant to the provisions of Section 8.20)

       Subject to the conditions set forth in Section 8.20 (A), and provided that the Lessee shall not then in default of any of the terms of this lease (and provided, further that the Lessee shall give written notice of its decision to extend the lease), the Lessee has, and shall have, two
       (2) successive options to extend the lease each for a term of five (5) years upon the same terms and conditions of the original ten (10) year; term in accordance with the provisions set forth in section 8.20 of this Indenture of Lease. However, the rent for each of the said two (2) extended five (5) year terms shall be established, as hereinafter stipulated and as stipulated in Section 8.20 of this Indenture.

       The partied do herewith stipulate and agree:

       A. With respect to the rent during the two (2) extended five (5) year terms: -

            1. During the first of said two five (5) year option terms, (commencing December 1, 2007 and ending November 30,2012) the base rent during said five (5) years shall be established at the rate of ninety five (95%) percentum of the then market rent for said leased premises. (See Section 8.20 (B).)

            2. During the second of said two (2) year option terms, (commencing December 1, 2012 and ending November 30, 2017) the base rent during said second five (5) year term shall be the then market rent. (See Section 8.20 (C).)

       B. Notice


            It is agreed that the extension of the lease for said two (2) extended terms is, and shall be, upon the condition that the Lessee shall deliver to the Lessor written notice of its intention and decision to extend the term of this lease no later than one (1) year prior to the termination date of the then term of the lease, as stipulated in Section 8.20
            (B) and Section 8.20 (C) hereof.

            Accordingly, with respect to the first extended term of five (5) years, the Lessee shall give written notice to the Lessor of its decision to extend the lease for said five (5) year term no later than November 30, 2006. With respect to the second extended term of five (5) years, the Lessee shall give written notice to the Lessor of its decision to extend the lease for said second five year term no later than November 30, 2011. (See section 8.20)



1.11  SUBLEASING (subject to the provisions of Section 5.6 through Section
      5.6.6)

       The Lessee shall not assign or sublease or sublet the premises or any portion thereof unless, in each instance, the Lessor shall have given its approval in writing to said sublease or subletting: which approval shall not be unreasonably withheld, and as provided in Section 5.6 of this Indenture of Lease.

       In the event that the rent for said portion subleased or sublet shall exceed the rent paid to the Landlord, the increment shall be retained by the LESSEE.

       The provisions of this Indenture of Lease, set forth in Section 5.6 through Section 5.6.6. shall govern and determine assignment, subleasing or subletting of this lease. No such assignment, subleasing or subletting shall be permitted unless same shall comply with the said provisions (Section 5.6 through Section 5.6.6.)



1.12  ENVIRONMENTAL - 21E, etc.

      Reference is made to Section L ("ENVIRONMENTAL - 21E -Etc.") of the Agreement of May 19, 1997

      1. The parties are aware that the site upon which the facilities are located has been under review by the Department of Environmental Protection ("DEP"); and that the former occupant, GENERAL ELECTRIC COMPANY ("G.E."), was named the Responsible Party in a Notice of Responsibility dated June 11, 1986. Subsequently, the Lessor received a Notice of Responsibility ("N.O.R.") from DEP dated April 16, 1991 occasioned by bankruptcy proceeding instituted by the parent company of Converse, Inc. (Sublessee with respect to G.E. of Building No.2.)

      2. The contamination of the site resulted from releases of gasoline, oil and other substances by G.E. and its sub-lessee, Converse, Inc.

      3. G.E. accepted and assumed the responsibility to conduct remediation activities in accordance with plans submitted to, and approved by, D. E. P. (including matters referred to in the N. O. R. mailed to the Lessor dated, as stated, April 16, 1991 and occasioned by the bankruptcy proceedings aforesaid). This responsibility has been expressly acknowledged and assumed by the successors to G.E., i.e., MARTIN MARIETTA CORPORATION and its successor, LOCKHEED MARTIN CORPORATION ("LOCKHEED").

          LOCKHEED is committed to (and is engaged in) the necessary remediation process as approved by, and under the oversight of, D. E. P.

      4. Lessor will seek reports of the engineers engaged by LOCKHEED. These, as well as progress reports relating to the remediation activities as received by the Lessor, shall be submitted by the Lessor to the Lessee.

      5. LESSOR shall indemnify the Lessee from any claims made by third parties unrelated and not in privity to Lessee arising out of any contamination of the site that has occurred prior to the occupancy of the leased premises by the Lessee. The Lessor and the Lessee shall consult and co-operate with each other in the event that any such claims shall arise.

      6. The parties acknowledge that the Lessor is currently engaged in negotiations with LOCKHEED with respect to the continuing responsibility of LOCKHEED (subject to the oversight of the D. E. P.) and to confirm and define liability, indemnification and the nature of related documentation and agreements that may be agreed upon. Lessee agrees to cooperate with respect thereto if requested in order that remediation activities shall continue and be facilitated to further the best interests of the parties.

      7. In connection with the response and remediation activities upon the Facilities to which LOCKHEED is committed, the Lessor reserves the right to agree to permanent Activity and Use Limitations ("AUL"), as shall be specified and agreed upon, with respect to certain specific areas within the said Facilities or Complex. Said AUL shall be consistent with the Massachusetts Contingency Plan, 30 C.M.R. Section 40,00, et seq ("MCP") and approved by the DEP. The Lessee acknowledges herewith that the Lessor has reserved, and does reserve, the right to agree to said AUL in connection with the continuing responsibility of LOCKHEED and the remediation response and activities in which LOCKHEED is, and shall be, engaged.

      8. The Lessee shall comply strictly with all relevant Environmental Control Laws.

          In particular, and without limitation, the Lessee shall comply with, and shall be subject to,

          a. the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (CERCLA"), as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.; and

          b. the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, as amended, Massachusetts General Laws, Annotated, Chapter 21 E.

          In connection with the foregoing, the Lessee shall comply with the provisions set forth in Section 5.3.

1.13  EASEMENTS AND RIGHTS OF ACCESS

    A. Lessor shall retain existing easements and rights of way over the facilities and the premises (and shall reserve additional easements and rights of access) in furtherance of its management obligations and oversight - including right to pass and re-pass over and to be and to remain upon the premises to perform work upon, and to service, water and fire protection facilities and lines, Waste Water Treatment Facility, and for any other purpose required by the Lessor. Easements and rights of access have been granted for this purpose to AMETEK, as successor to G.
       E. Further, Lessor retains, and shall have, the right to grant easements in connection with said management and oversight (including easements to LOCKHEED MARTIN CORPORATION in order to facilitate its remediation of the site as required by D. E. P. - See 1.12 above).

       Said easements and rights of access shall not unreasonably interfere with the business activities of the Lessee.

    B. To facilitate the remediation activities to which LOCKHEED is committed (and in which it is now engaged), as indicated in Section 1.12, the Lessor intends to grant, and shall grant, right of access over and upon the Facilities or Complex of which the premises leased hereunder are a part. The easement to be granted to LOCKHEED shall include the right to pass and repass, the right to remove soil and the right to engage in soil vapor extraction activities as well as creek sediment remediation.

       The Lessee does herewith agree and consent to the grant of said easement, right of access and right to pass and repass to LOCKHEED to facilitate said remediation; and the Lessee shall not interfere with, or impede, the grant of said easement or the remediation conducted in connection therewith.

    C. The LESSEE shall permit the other LESSEE in the Complex (that is, AMETEK) to pass and repass over the premises leased to GENERAL SCANNING, INC. to enable AMETEK to have access to the Waste Water Treatment Facility and to the other northerly portions of the Complex that are leased to AMETEK, as shown on EXHIBIT A; provided that this right of access granted to AMETEK shall not be used in such manner as to unreasonable interfere with the business activities of the LESSEE (i.e. GENERAL SCANNING, INC.).

1.14. WASTE WATER TREATMENT FACILITY

    Reference is made to Section N ("WASTE WATER TREATMENT FACILITY") of the Agreement, dated May 19, 1997.

       1. Said Building No.2 is serviced by a new and "state of the art" Waste Water Service Facility (placed on line within the last year) and located northeast of said Building No.2 (The expected life of said facility - - about thirty years-).

       2. Lessor shall assume cost of providing service of said facility to Lessee, including costs of its operation and ordinary maintenance. Said costs shall be shared with the other tenant of the Facilities, AMETEK AEROSPACE PRODUCTS, INC. ("AMETEK"); provided only, however, that in the event a replacement of the said facility (beyond maintenance and operation) the tenants using same shall be responsible for said replacement and shall contribute thereto upon the agreed upon the formula established to determine use and allocation of costs of operation (to be based upon degree of usage and employee population of the Tenants).

          During the first ten (10) years of the term of the lease, however, Lessee shall have no responsibility with respect to replacement of the facility.

       3. In the event that there shall be any damage, dysfunction or loss to the said Waster Water Treatment Facility caused by any use, activities or misuse by the Lessee or any of its personnel, representatives or employees, the Lessee shall indemnify the Lessor with respect to said damage, dysfunction or loss; and shall make the necessary payments to rectify said damage, dysfunction or loss

       4. Lessee will pay that share of the real estate or other taxes assessed against said Waste Water Treatment Facility (in the event that any shall be assessed or levied in respect thereto) equivalent to the percentage of operational and management costs thereof attributable to the Lessee.

       5. The LESSEE shall be designated, and shall be included, as a permitted user of said Waste Water Treatment Facility. In connection therewith, the LESSEE shall execute and deliver any and all documents, including, but not limited to, applications, permit or license agreements, and shall do all things that shall be required, in order that the LESSEE shall be properly designated as a permitted user of said Facility.

          The LESSEE shall assume, and shall comply with, all obligations imposed upon the LESSEE under applicable Law as a permitee or permitted user of said Waste Water Treatment Facility.

       6. The LESSEE shall keep and maintain in full standing business interruptions insurance that shall cover or reinstate the Lessee from any damages or losses resulting from interruptions of its business activities.

          In the event that any interruption of the business activities of the LESSEE shall result from, or be attributable to, any failure or disruption of, or damage to, said Waste Water Treatment Facility, the LESSEE shall make no claim against the LESSOR and shall not look to the LESSOR for recovery of any damages or loss resulting therefrom. The LESSEE agrees that it shall look for recovery for said damages or loss to its insurance covering losses from business interruption (including interruptions caused by said disruption or failure of said Waste Water Treatment Facility).

          The LESSEE agrees that it shall not seek indemnification against said losses or damages from the LESSOR.



1.15  PERMITTED USES:

      The Lessee use the leased premises for the following permitted uses:
        a. General office purposes and,
        b. Subject to the provisions of Section 5.3(B) hereof; light manufacturing and research and development purposes.

      The use and occupation of the said leased premises by the LESSEE shall be subject to, and in accordance with, the provisions of Section 5.3 (A) (B) and (C).

      The Lessee shall maintain and keep the premises leased hereunder in good repair and condition; and the Lessee shall not commit or suffer any waste, or destruction, or loss to said premises, as stipulated in Section 5.2. The Lessee, further, shall NOT permit or suffer any activity that may produce hazardous materials and shall not suffer, cause or permit any releases or discharges of any hazardous materials or hazardous substances upon the Premises, or upon the Facilities as stipulated in Section 5.3.

1.16. INITIAL MINIMUM LIMITS OF LESSEE'S GENERAL LIABILITY INSURANCE: -


       Twelve Million ($12,000,000.00) Dollars under a general corporate general liability policy.

1.17. RECOGNIZED BROKERS

       Hunneman Commercial Company            Meredith & Grew, Incorporated
       70-80 Lincoln Street                   70-80 Lincoln Street
       Boston, Massachusetts 02111; and       Boston, Massachusetts 02110-1701

1.18  EXHIBITS. There are incorporated as part of this Lease:

      EXHIBIT A  -   Plan Delineating the Premises Leased Hereunder
      EXHIBIT B  -   Plan Indicating Possible Addition to Building No.2.
      EXHIBIT C  -   Agreement dated May 19, 1997 (Section 1.1)


                                  ARTICLE II
                                  ------- --

                       BUILDING, PREMISES, TERM AND RENT
                       --------- --------- ---- --- ----



2.1   The Premises

     The Lessor hereby demises and leases to the Lessee, and the Lessee hereby leases, rents and accepts from the Lessor, the Premises (i.e. the site).

     Said premises are more particularly described under ARTICLE I hereof; and are shown on the plan entitled hereto annexed and incorporated as EXHIBIT
     A. Said leased premises include the one story brick building known as Building No.2, along with the parking area and all land appurtenant thereto, as shown on said plan.

     Reference is herein made to Section 1.5 of this Indenture of Lease.

2.2  Right To Use Common Facilities

     The Lessee shall have, as appurtenant to the premises herein leased, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Facilities from time to time made by the Lessor (of which the Lessee is given notice) the following:-

     (a) any common area, common means of egress and access, common loading platform, if any, of the Facilities and Complex;
     (b) the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises that relate to or serve the Facilities and Complex or that are used in common with others; and
     (c) common walkways and driveways necessary for access to, and egress from, the premises leased hereunder - including, without limitation, access roadway from Concord Street (North Reading), access to and egress from the leased premises over parking area to the west of the buildings forming Facilities or Complex, and other areas of land access to and over which shall be necessary or appropriate for the occupancy of the leased premises by the Lessee; and PROVIDED, however, that the Lessor shall have reserved said rights or access or egress, easements, or rights of way; and, PROVIDED, that the Lessor shall have, otherwise, the ability and legal right to grant same to the Lessee; and

          The Lessee agrees to co-operate with AMETEK AEROSPACE PRODUCTS, INC. and with the Lessor to establish restrictions, conditions and terms of use, right to pass and repass, and control over the access roadway from Concord Street (North Reading) into the Facilities or Complex to promote the security, convenience and the best interests of all parties.

     (d) Access to, connection with and right to services of the Waste Water Treatment Facility referred to in Section 1.14 of this Indenture; PROVIDED, however, that the LESSEE shall be a permitted user thereof and shall be designated and established as such permitted user.

          In connection therewith, the LESSEE shall execute all documents, including applications and licenses, in order to establish itself as a permittee or permitted user of said Waste Water Treatment Facility. As such lawful or permitted user or permittee, the LESSEE shall comply with all relevant obligations and duties in respect thereto imposed by any applicable law or ruling.

          (See, also, Section 1.1 3C for right to pass and repass reserved for AMETEK.)

     (c) Provided that the Town of Wilmington shall grant right of access and right to install and construct a driveway or passageway from Fordham Road, Wilmington on to the premises leased hereunder, the Lessee shall have the right to use and pass and repass over said driveway or passageway; provided that the Lessee shall maintain said driveway or passageway and keep it in good repair.

2.2.1  Lessee's Parking

     In addition, the Lessee shall have the right to use the Parking Areas arid
                                                                     -----
     Parking Spaces shown on the plan annexed hereto as EXHIBIT A. With respect to any parking facilities or spaces pertaining to the entire Facilities or Complex, said areas or spaces shall not be used or occupied by the Lessee or any of its personnel or representatives without the specific prior approval, in writing, of the Lessor and of the other Lessees of the Lessor in said Facilities or Complex.

     The Lessee covenants and agrees that It and all persons claiming by; through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable.

     Further, the Lessor shall have no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and the Lessee covenants and agrees, upon request from Lessor from time to time, to notify its officers, employees, agents and invitees of such limitation of liability.

     The Lessee shall be solely and exclusively responsible for security and for the safety of any and all motor vehicles and the contents thereof that SHALL use any of the parking spaces within the leased premises or that may be used by the Lessee in other parking areas or the Facilities or Complex with approval by the Lessor and other Lessees in said Facilities or Complex.

2.3  Lessor's Reservations (Repairs, etc.)

     The Lessor reserves the right from time to time, without unreasonable interference with Lessee's use and without causing a continuous, prolonged and material interruption with Lessee's use:

     (a) to install, use, MAINTAIN, repair, replace and relocate for service to either or both the Premises and other parts of the Facilities, pipes, duets, conduits, wires and appurtenant fixtures wherever located in the Premises (the "Site") or the Facilities Of the Complex; and

     (b)  to alter or relocate any other facilities used in common with other.

2.4  Habendum

     The Lessee shall have and hold the premises leased hereunder for a period of ten (10) years commencing on the Commencement Date, and continuing for the said ten (10) year term unless sooner terminated as provided in Article VI or Article VII or unless extended as provided in Article I (Section 1.10 and ARTICLE VII (Section 8.20)).

2.5  Monthly Fixed Rent Payments

     The Lessee agrees to pay, and shall pay, to the Lessor, in the amounts set forth under Section 1.6 and Section 1.6.1. and Section 1.6.2. of this Indenture, or as directed by Lessor, at Lessor's Original Address specified in Section 1.1 hereof, or at such other place as Lessor shall, from time to time, designate by notice to the Lessee:

     (1) on the Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as "fixed rent") in the amounts established under ARTICLE I, of this Indenture of Lease.

     (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to one twelfth (1/12th) of the annual fixed rent as determined in Section 1.10 and in Section
          8.20 for the each of the two five (5) year extension option periods.

     Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance payable to, or for the order of;

                          THE WILMINGTON REALTY TRUST



                          C/O MRS. LUCY PHYLLIS BOMBA
                          20 LAWNDALE ROAD
                          STONEHAM, MASSACHUSETTS 02180

     Annual Fixed Rent for any partial month shall be paid by Lessee to Lessor at such rate on a pro rata basis, and, if the Commencement Date is a day other than the first day of a calendar month, the first payment which the Lessee shall make to Lessor shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month.

     Other charges, if any, payable by Lessee on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date; and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Lessee.

     The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by

     The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Lessee to Lessor, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6  Lessee Responsible For Maintenance, etc.

     The Lessee is, and shall be, solely and exclusively responsible, and shall promptly pay, all charges and expenses necessary or incurred for the cleaning and maintaining of any and all of the leased premises, including the interior and exterior of the building, parking areas, and other appurtenances. The Lessee, at its sole and exclusive cost, shall promptly remove snow and ice from the said premises, and shall maintain and keep in first class condition all landscaping, the exterior of the building, including all glass, all parking areas, roadways and access roads and driveways. In furtherance of the covenants set forth under ARTICLE 1(1.7.1.), the Lessee shall be responsible for the maintenance and upkeep of the leased premises as therein stipulated.

2.7  Real Estate Taxes; Payment:

     During the initial ten (10 year term of the lease and during any all extended terms thereof; the Lessee shall pay all and any real estate taxes and any other taxes (if any there be) that shall be assessed or charges by any governmental agency or authority in respect to, or against, all or any portion of, premises hereunder leased to the Lessee.

     Said taxes shall be paid by the Lessee directly to the municipality or other taxing authority that shall make or levy said charge. The said payments shall be made promptly and as due; and if the tax charge shall be made in installments, said installments shall be paid promptly and as due. Any interest or penalty occasioned by late or delinquent payment shall be paid by the Lessee.

     Lessee shall promptly forward to the Lessor evidence of payment of each tax bill or levy by delivering to the Lessor a copy of the receipted tax bill or tax levy.

     The parties shall request of the taxing authorities that the entire premises leased to the Lessee (as shown on said plan) be established as a separate parcel (or separate parcels) for tax purposes; and that the entire premises herein leased to the Lessee be taxed as a separate and distinct entity (or as separate and distinct entities). In the event that any portion of premises leased to the Lessee hereunder shall not be separately assessed, or in the event that any portion of said leased premises shall not be assessed as part of the premised hereunder leased to the Lessee, then, in such event, the tax attributable to said portion leased to the Lessee shall be established and the tax attributable to said portion shall be paid by the Lessee.

     Terms used herein are defined as follows:

          (a) "Tax Year" means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

          (b) "Real estate taxes" means all taxes and special assessments of every kind and nature assessed by any governmental authority on the Premises which the Lessor shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Premises and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes.

2.7.1  Tax Abatement - Procedure

       The Lessee shall pay, as aforesaid, all real estate or other taxes upon the premises leased hereunder.

       In the event that the Lessee shall be aggrieved by any tax levied or assessed against or upon the premises leased hereunder (or any portion thereof), and if the Lessee shall seek to protest said tax or said assessment or shall seek to abate or secure relief from said tax or assessment, the Lessee shall follow the procedure described herein, to wit:

       1. The Lessee shall promptly notify in writing the Lessor of its desire or intention to protest said tax or assessment and to abate or seek relief with respect thereto; setting forth in said notice the specific taxes, assessment or valuation protested and the basis or reasons for said protest.

       2.   The Lessee may, thereafter in its name only, appeal any action or
                                       ----------------
            inaction of said taxing authority upon its said application for abatement to the Appellate Tax Board and by appeal or Petition to the Court of competent jurisdiction for a review of said tax, or said assessment, or said action or inaction by said taxing authority; and for relief therefrom.

       3. The Lessee shall, notwithstanding, continue to pay all taxes when and as due, as hereinbefore stipulated; and shall continue to make payment of all taxes as levied or assessed by the taxing authority.

       4. All costs or expenses incurred in the process of instituting any said tax abatement proceedings or appeals or any action taken to protest or review taxes, or valuations or assessments made with respect to the premises leased hereunder shall be borne solely and exclusively by the Lessee. The Lessee shall pay all expenses resulting from said action or proceedings, including, but not limited to, counsel fees, engineers' fees, appraisers' fees and any other costs incidental to such litigation and proceedings.

       5. All recovery and all proceeds resulting from any proceedings brought or instituted for abatement of said taxes shall belong, and shall be paid, to the Lessee.

2.8  Lessee's Electricity and Utilities

     The Lessee covenants and agrees to take all steps required by the appropriate utility company to provide for the direct billing to the Lessee of the electricity serving the premises leased to the Lessee. The Lessee covenants and agrees to pay, punctually as and when due, all charges for electricity and other utilities furnished to the leased premises. The Lessee covenants and agrees to defend, save harmless and indemnify the Lessor against all liability, cost and damage arising out of or in any way connected to the payment, non-payment or late payment of any and all charges and rates for any and all said utilities.

     The LESSEE shall be responsible, and shall pay, for all utilities supplied or furnished to the premises leased hereunder to the Lessee commencing with, and as of; the commencement of renovations and construction (as set forth in the Agreement dated May 1, 1997, referred to in Section 1.1).


                                  ARTICLE III
                                  -----------

                             CONDITION OF PREMISES
                             ---------------------


3.1  Delivery of Premises

     The Lessor shall deliver the premises leased hereunder to the Lessee in prime condition, as stipulated in the Agreement dated May 19, 1997 (Section F and Section H); and the Lessee shall have no responsibility, thereafter, to perform any additions, alterations or improvements in the Premises or for the repair or maintenance of said premises, as stipulated in said Agreement (except as stated herein under ARTICLE I - Section 1.9. with respect to possible expansion).

3.2  Alterations and Additions

     This Section 3.2 shall apply to the preparation of the premises for use by the Lessee as stipulated in the Agreement dated May 19, 1997 and for the Term of the lease (including initial and extended terms), except for minor repairs and ordinary maintenance and upkeep.

     The Lessee shall not make alterations and additions to leased premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld.

     The Lessee, before commencement of work, shall secure all licenses and permits necessary therefor; deliver to the Lessor a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security satisfactory to the Lessor protecting the Lessor against liens arising out of the furnishing of such labor and material. The Lessee shall require and cause each contractor to carry workmen's compensation

        Lessee shall carry and maintain commercial general liability insurance, or comprehensive general liability insurance with a broad form comprehensive liability endorsement with such limits as the Lessor may reasonably require, but in no event less than $1,000,000.00 combined single limit per occurrence on a per location basis (all such insurance to be written in companies approved by the Lessor and naming and insuring Lessor as an additional insured and insuring the Lessee as well as the contractors). The Lessee shall deliver to the Lessor certificates of all such insurance.

        The Lessee agrees to pay promptly when due the entire cost of any work done on the Premises by Lessee, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the building or the Site or the Facilities and immediately to discharge any such liens which may so attach.

        The LESSEE shall pay, as additional rent, 100% of any real estate taxes resulting from said alterations or additions.

3.3     General Provisions Applicable to Construction

        All construction work required or permitted by this Lease (or by the Agreement between the parties dated May 19, 1997) shall be completed in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements now or hereafter in force. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying. The Lessee shall carry and maintain contracts or policies of insurance naming both the Lessee and the Lessor as insureds, and covering both the Lessee and the Lessor in the event of any claim for injury or damages brought by any employee or personnel (as stipulated in Section 1.7.3).


                                  ARTICLE IV
                                  ----------

                            COVENANTS OF THE LESSOR
                            -----------------------


4.1     LESSOR COVENANTS:

4.1.1.  Delivery of Premises

        The Lessor shall provide and deliver the premises leased hereunder to the Lessee for the term herein specified under the covenants herein set forth - including rights of way, easements and rights of access and egress but only to the extent to which the Lessor may legally confer said rights of way, easements and rights of access and egress upon the Lessee.

4.1.2.  Quiet Enjoyment

       The Lessor shall not interfere with, or impede, the quiet enjoyment of the leased premises by the Lessee pursuant the provisions of this Indenture of Lease. (Reference is made to the provisions of Section 8.4 of this Indenture)

4.1.3  Structural Elements of the Exterior

       The Lessor shall be responsible for the structural elements of the exterior of the building leased hereunder; as well as for apparatus, piping or wiring delivering utilities from the public way to the edge of the building,

       Lessee, however, shall be responsible for all said apparatus, piping or wiring within any portion of the building.
              ------

       The foregoing is subject to the provisions of Section 2.3 of this Indenture.



                                   ARTICLE V
                                   ---------

                            COVENANTS OF THE LESSEE
                            -----------------------


       THE LESSEE COVENANTS AND AGREES that during the term and such further time as Tenant occupies any part of the Premises, the Lessee shall comply with, shall be obligated to perform, and shall be bound by, each of the responsibilities herein after set forth under this ARTICLE V. (Section 5.1 through Section 5.13). The Lessee specifically promises, covenants and agrees:

5.1    Payments

       The Lessees shall pay, as and when due, all fixed rent and additional rent and all charges for utility services rendered to the Premises in accordance with the terms of this Indenture of Lease.

5.2 Maintenance of the Premises Leased Hereunder; Yielding of Premises; Waste and Destruction

       The Lessee shall keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows, both exterior and interior, and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, damage by fire or taking under the power of eminent domain only excepted. At the expiration or termination of this Lease, the Lessee shall peaceably yield up the Premises all construction, work, improvements, and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear only excepted, first removing all goods and effects of the Lessee, and to the extent specified by the Lessor by notice to the Lessee given at least ten (10) days before such expiration or termination, the wiring for the Lessee's computer, telephone and other communication systems and equipment and all alterations and additions made by Lessee and all partitions, and repairing any damage caused by such removal. The LESSEE shall, upon termination of the lease term, restore the Premises and leave them broom clean.

       The Lessee shall not permit or commit any waste, destruction, loss or damage to the premises leased hereunder.

       The Lessee shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Facilities caused by the Lessee, its contractors, employees, personnel or invitees.

5.3    Use and Occupation of Leased Premises

   (A) PROHIBITIONS AND RESTRICTIONS

          Continuously and from the commencement of the initial Term and during the two (2) extended terms hereof; the Lessee shall use and occupy the premises leased hereunder in accordance with the Permitted Uses (Section 1.15); subject to Section 5.3(B) below.


       The lessee shall not:-

       (1) injure or deface the Premises, or any other part of the Facilities or Complex of which said premises are a part;
       (2) permit in the Premises or on the Site any auction sale, or inflammable fluids or chemicals, or nuisance, or the emission from the Premises of any objectionable noise or odor;
       (3) use or devote the Premises or any part thereof for any purpose other than the Permitted Uses;
       (4) use or devote the leased premises for any use which shall be inconsistent with the maintenance of the Building (and the leased premises) as an office/research and development building (including light manufacturing) of the first class in the quality of its maintenance, use and occupancy;
       (5) use or devote any portion of then leased premises for any use or purpose which is improper, offensive, contrary to any law or ordinance;
       (6) use or devote the leased premises for any purpose or activity that may or shall be liable to invalidate or increase the premiums for any insurance on the Premises or their contents or liable to render necessary any alteration or addition to the Premises.


   (B) ENVIRONMENTAL CONTROL LAWS- the Lessee shall not be in violation of, and shall comply with, all laws and rules concerning any and all hazardous substances and environmental regulations (including, without limitation, CERCLA and M.G.L. Chapter 21E, as set forth in Section 1.12 (8), and, as follows:-

       The Lessee shall not engage in (and the Lessee shall not permit, allow or suffer, its employees, personnel, representatives, invitees or contractors to engage in) any activity that may produce hazardous material, waste or substance, or keep or maintain any substance which is now, or may hereafter be classified, a hazardous material, waste or substance under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C.
     Section 6901 et seq, 42 U.S.C. Section 9601 et seq, 49 U.S.C. Section 1802 et seq and, also, Massachusetts General Laws, Chapter 21E, (including tile rules and regulations promulgated under any of the foregoing Federal, state and local laws), as such laws, rules and regulations may be amended from time to time (and relating to "Hazardous Substances", as defined in 42 U.S.C. Section 9601 et seq and to "Hazardous Materials", as defined in Massachusetts General Laws, Chapter 21 E). The Lessee shall comply with the foregoing; and shall cause its employees, personnel, representatives, invitees, agents and contractors to comply with each of said laws, rules and regulations.

     Under no circumstances, shall the Lessee cause, suffer, permit or allow any discharges or releases upon any portion of the premise leased hereunder of any such hazardous materials or hazardous substances. Under no circumstances shall the Lessee cause, suffer permit or allow any releases or discharges upon any portion of the premises leased hereunder that are now, or may in the future be, proscribed or prohibited under any federal, state, county or municipal law or regulation.

     Without limitation, the LESSEE shall not cause, suffer or permit any releases or discharges of any substances, or cause, suffer or permit any actions, that may pollute or cause damage of any kind to the Premises, to the Site, or to the Complex or Facilities. The Lessee shall permit or suffer no discharges or releases upon the Premises or upon the Facilities of any substance prohibited by any applicable law; and shall not engage in, or permit or suffer any accumulations, maintenance, releases or discharges upon the said Premises or upon said Facilities in violation of any applicable law or regulation, federal, stale or local.

(C)  Light manufacturing and research and development uses:

     With respect to light manufacturing and research and development portions of the Permitted Uses, the Lessor agrees that Lessee may use the Premises for such purposes provided that, upon the condition, and only so long as:

     (1) such uses are permitted under applicable laws, by-laws, rules and regulations from time to time in effect including, but not limited to, the Zoning By-Law of the Town of Wilmington, Massachusetts from time to time in effect and the requirements of the Americans with Disabilities Act and the regulations thereunder all as may, from time to time, be in effect (collectively "Governmental Requirements);
     (2)  Lessee shall comply with all Governmental Requirements;
     (3) such uses shall not create, cause or produce undue noise or odor, any nuisance and shall not interfere with the uses and quiet enjoyment of other portions of the Facilities or Complex; and
     (4) such use shall not impose any cost, material risk or liability upon the Lessor (including not increasing the cost of Lessor's insurance and not resulting in a cancellation of any of Lessor's insurance). The Lessee herewith agrees to be responsible for, and to pay, any and all such increased costs; - which costs shall be paid promptly by the Lessee.

5.4  Obstructions; Items Visible From Exterior; Rules and Regulations

     The Lessee shall not obstruct in any manner any portion of the Facilities or Complex not hereby leased or any portion thereof or of the buildings or of the Site used by Lessee in common with others. The Lessee shall not, without prior consent of Lessor, permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises. The Lessee shall comply with all reasonable Rules and Regulations now or hereafter made by Lessor, of which the Lessee has been given notice, for the care and use of the Facilities and their appurtenances and approaches. The Lessor agrees that its consent shall not be unreasonably withheld or delayed.

5.5  Safety appliances; Licenses; Security Systems;

       The Lessee shall keep the Premises equipped with all safety appliances (including a new fire alarm system to be provided by Lessor) that may be required by any public authority because of any use made by Lessee other than normal office/research and development use. In connection therewith, the Lessee shall and procure all licenses and permits so required because of such use. Further, the Lessee shall do any work required because of such use. It is understood and agreed however, that the foregoing provisions shall not be construed to broaden in any way the Lessee's Permitted Uses.

       The Lessee shall install, and shall keep and maintain, security systems of high quality to provide security to any and all parts of the premises leased hereunder to the Lessee. Said systems shall be installed and maintained at the sole and exclusive cost to the Lessee.

5.6    Assignment; Sublease (Section 5.C through Section 5.6.6.)

       Except as otherwise expressly provided herein, the Lessee covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant's interest in this Lease or sublet (which terms, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the premises leased hereunder. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted under, or consented to, by the Lessee pursuant to Sections 5.6.1 to 5.6.6 hereunder, shall be void, ab initio; shall be of no force and effect; and they shall confer no rights to, or in favor of, third parties. In addition, the Lessor shall be entitled to seek specific performance, or other equitable relief; with respect to the provisions hereof.

5.6.1  Subsidiaries; Affiliated Entities; Merger:

       Notwithstanding the foregoing provisions of Section 5.6 above (but subject to the provisions of Sections 5.6.4. and 5.6.5 and 5.6.6 hereafter), the Lessee shall have the right to assign this Lease or to sublet the whole or part of the premises leased hereunder, but only and exclusively to:

      (1) a parent or subsidiary corporation of the Lessee;

       (2) an affiliated entity in common control with Lessee; or

       (3) a corporation into which Lessee may be converted or with which it may merge.

5.6.2  Written Notice of Assignment under Section 5.6.1

       Notwithstanding the provisions of Section 5.6 above, in the event the Lessee desires to assign this Lease or to sublet the whole (but not part) of the Premises (no partial subletting being permitted other than as provided in Section 5.6.1), the Lessee shall deliver to the Lessor written notice of its intention to assign or sublet the whole or part of the premises leased hereunder, pursuant to the provisions of Section
       5.6.1 above, no less than 90 days prior to the execution date of the instrument establishing said assignment or subletting. Said written notice shall, with particularity, set forth the name, address and specific business activities of the proposed sublessee or assignee; and said written notice shall disclose in detail the relationship between the Lessee and the proposed sublessee or assignee as well as set forth, with specificity, any proposed merger or affiliation with the designated sublessee or assignee or subtenant..

5.6.3 No Assignment, Sublease or Subletting Without Prior Written Consent of Lessor

       Notwithstanding the provisions of Section 5.6 above, but subject to the
                                                            ---
       provisions of this Section 5.6.3 and the provisions of Sections 5.6.4,
       5.6.5 and 5.6.6 below, the Lessee shall have the right to assign this Lease or sublet or sublease the whole (but not part) of the Premises in accordance with written notice from the Lessee delivered to the Lessor, as stipulated under Section 5.6.4 below; provided that, in each instance, the Lessee shall obtain the express prior written consent of the Lessor, which consent shall not be unreasonably withheld or delayed. The Lessor shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if any of the following conditions shall then prevail, to wit:


          (a) the proposed assignee or sublessee or subtenant is not of a character consistent with the operation of a first class office building; or

          (b) the proposed assignee or sublessee or subtenant is not of good character and reputation; or

          (c) the proposed assignee or sublessee or subtenant does not possess adequate financial capability to perform the obligations of the Lessee as and when due or required; or

          (d) the assignee or sublessee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the purposes for which the premises may be used as stated in Section 1.15; or

          (e) the character of the business to be conducted or the proposed use of the Premises by the proposed assignee or sublessee or subtenant

                (i) be likely to increase Operating Expenses for the Property beyond that which the LESSOR now incurs for use by the Lessee;

                (ii) be likely to increase the burden on Building systems or equipment over the burden prior to such proposed subletting or assignment; or subleasing or
                (iii) violate or be likely to violate any provisions or
                      restrictions contained herein relating to the use or occupancy of the premises leased hereunder, (including, but not limited to, the provisions of Section 5.3 hereof); or

          (f) there shall be existing an "Event of Default" (defined in Section 7.1).

5.6.4   Notice of Proposed Assignment, Subletting or Subleasing

        The Lessee shall deliver to the Lessor written notice of any proposed assignment or sublease or subletting; and said notice shall specify the provisions of the proposed assignment or subletting, including, the following:-

        (a) the name and address of the proposed assignee or sublessee or subtenant;
        (b)  in the case of a proposed assignment or subletting pursuant to
             Section 5.6.3, such information as to the proposed net worth and financial capability and standing of the proposed assignee or sublessee or subtenant as may reasonably be required for the Lessor to make the determination referred to in Section 5.6.3 above (provided, however, that Lessor shall hold such information confidential; - the Lessor, however, having, and hereby being granted, and retaining, the right to release said information to its officers, accountants, attorneys and mortgage lenders on a confidential basis);
        (c) all of the terms and provisions upon which the proposed assignment or subleasing or subletting is proposed to be made;
        (d) in the case of a proposed assignment or subleasing or subletting pursuant to Section 5.6.3, all other information necessary to make the determination referred to in said Section 5.6.3 above; and
        (e) in the case of a proposed assignment or subleasing or subletting pursuant to Section 5.6.1 above, such information as may be reasonably required by Lessor to determine that such proposed assignment or subleasing or subletting complies with the requirements of said Section 5.6.1 (said information including, but not limited to, the matters set forth in said Section 5.6.1.).

     No partial subletting shall be permitted except as provided in Section
     5.6.1.

     If the Lessor shall consent to the proposed assignment or subleasing or subletting, as the case may be, then, in such event, the Lessee may thereafter assign sublease or sublet (the whole, but not part, of the Premises) pursuant to the notice from the Lessee, given as required hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to the Lessee within ninety (90) days after the date of the consent by the Lessor, the said consent shall be deemed null and void; and the provisions of Sections 5.6.2 and 5.6.3 shall then again be applicable and shall thereafter be followed as to the proposed assignment or subleasing or subletting.


5.6.5 Consent to Assignment Conditional Upon Guarantee of the Lessee (Payment of Rent, etc.):

       In addition, in the case of any assignment or subleasing or subletting by the Lessee, including, but not limited to, any assignment or subleasing or subletting as to which Landlord may consent, such assignment, subleasing or subletting (and the consent of the Lessor if given thereto) shall be upon the express and further condition, covenant and agreement (and the Lessee hereby covenants and agrees) that the Lessee shall continue to be liable and be responsible for, the Annual Fixed Rent, additional rent and other charges to be paid pursuant to this Indenture of Lease and shall continue to be liable and responsible for the covenants and obligations of the Lessee under this Indenture of Lease. Therefore it is agreed, under Section 5.6.6(A) and (B) and (C), as follows:

5.6.6. Responsibility in the Event of Assignment or Subleasing

       (A) It is, and shall be, a condition of the validity of any assignment or subleasing or subletting, under Section 5.6.1 above, or consented to under Section 5.6.3 above, that the assignee or sublessee or subtenant shall agree directly with the Lessor, in form reasonably satisfactory to the Lessor, to be bound by all the obligations of this Indenture of Lease; including, without limitation, the
                                               ------------------
           obligation to pay the rent and other amounts provided for under this Lease and including, without limitation, the provisions under ARTICLE V, including, specifically, Section 5.3 and Section 5.6 through 5.6.6 thereof. In any event, such assignment or subleasing or subletting (whether or not consented to by the Lessor and whether under the provisions of Section 5.6.1 or otherwise) shall not relieve the Lessee named herein of any of the obligations of the Lessee under this Indenture of Lease. Therefore, the Lessee shall remain fully and primarily liable for all payments, as and when due, required under this Indenture of Lease as well as for the performance of all obligations of the Lessee hereunder.

           The liability of the Lessee and of such assignee (or sublessee or subtenant, as the case may be) shall be, and shall remain, joint and several.

           Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition (by way of substitution) of the assignment or of the assignee or sublessee or subtenant thereunder. At the option of the Lessor, upon the termination of the Lease established by this Indenture, any said assignment or sublease or subletting shall be terminated.

       (B) As additional rent, the Lessee shall promptly reimburse the Lessor for reasonable out of pocket, legal and other expenses incurred by Landlord in connection with any request by the Lessee for consent to any proposed assignment or sublease or subletting.

       (C) Any consent by the Lessor to an assignment or subleasing or subletting under any of the provisions of Sections 5.6.1 or 5.6.3 shall not be consent to any other or future assignment or subleasing or subletting; - and shall not in any way be construed to relieve the Lessee from the obligation of obtaining the express consent in writing of the Lessor to any further assignment or subletting.

5.7  Indemnification: - Insurance

     (A)  Indemnification:

          The LESSEE covenants and agrees to defend with counsel first approved by LESSOR (which approval shall not be unreasonably withheld or delayed) and to save harmless, and indemnify the LESSOR from any liability for injury, loss, accident or damage to any person or property and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable counsel fees) - - which injury, loss, accident, damage claims actions, proceedings and expenses and costs:-

          (a)  shall arise from, or are claimed to have arisen, from

                    (i) the omission, fault, willful act, negligence or other misconduct of the Lessee or of the Lessee's contractors, licensees, invitees, agents, independent contractors or employees; or

                    (ii) any use made or thing done or occurring on the premises leased hereunder after the date that possession of the said premises is first delivered to Lessee and until the end of the Lease Term or extensions thereof; and thereafter, so long as the Lessee shall be in occupancy of any part of the Premises; provided, however, that said use, activity or occurrence shall not be due to the omission, fault, willful act, negligence or other misconduct of the Lessor or its contractors, agents or employees; or


          (b) shall result from the failure of the Lessee to perform and discharge any of its covenants and obligations under this Lease.

          (c) In the event that any said occurrence shall in part be due to, or in part caused by, the fault or negligence of LESSOR, the liability of, and indemnification by, the LESSEE hereunder shall be delimited only to the extent of the relative degree or
                            ----
               proportion of fault of the LESSOR in causing or contributing to said occurrence. In the event that said occurrence shall, in part, be due to the fault or negligence of the Lessor, the Lessee shall be liable to the Lessor and shall indemnify the Lessor to the degree or extent of the fault or negligence of the Lessee.

     (B)  INSURANCE

          The Lessee, further, covenants and agrees to maintain, with responsible companies qualified to do business, and in good standing, in Massachusetts, commercial general liability insurance or comprehensive general liability insurance with a broad form comprehensive liability endorsement covering the premises leased hereunder insuring the LESSOR (as an additional insured) as well as the Lessee with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1; and from time to time during the

      Term, shall be for such higher limits, if any, as are customarily carried in Greater Boston with respect to similar properties or which may reasonably be required by the LESSOR. Further, the Lessee shall maintain workmen's compensation insurance with statutory limits covering all of the employees of the LESSEE working in the premises leased hereunder.

      The Lessee shall deposit with Lessor on or before the Commencement Date and concurrent with all renewals thereof, certificates for such insurance designating the Lessor as insured, as above provided, and bearing the endorsement that the policies will not be canceled until after thirty (30) days' written notice to Lessor.

      In addition to the commercial general liability insurance (designating the Lessor as an additional insured), as above stipulated, the Lessee shall maintain and carry, at its expense, an insurance policy or contract insuring or indemnifying the Lessor (or the mortgagees of the Lessor, as their interests may appear) against loss of rental income (as established under this Lease) that may result or be caused by fire or other casualty to the premises to the premises leased hereunder. Said insurance shall insure or indemnify the Lessor (or its mortgagees) for a period of no less than twelve (12) months from and after the date of such fire, loss, damage or other casualty.

5.8   Furnishings, etc. of the Lessee at Lessee's Risk

      It is herewith agreed that all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of the Lessee and of all persons claiming by, through or under the Lessee which, during the continuance of this Lease or any occupancy of the Premises by the Lessee or anyone claiming under the Lessee, may be on the Premises or elsewhere in the Facilities or Complex, shall be at the sole risk and hazard of the Lessee; - and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by the Lessor; - except that LESSOR shall not be indemnified or held harmless or exonerated from any liability to the Lessee or to any other person, for any injury, loss, damage or liability that shall have been caused by the negligence or fault of the Lessor.

5.9   Right of Entry

      The Lessee agrees to permit Landlord and its agents to examine the premises leased hereunder at reasonable times and to require that the Lessee make any repairs or replacements for the proper maintenance and upkeep of the building and of the premises leased hereunder. Further, the Lessor may remove at the expense of the Lessee, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing.

      The Lessor may enter the premises, at reasonable times, to show the building and the premises to prospective tenants during the twelve (12) months preceding expiration of the initial Term or expiration of any extended term. Further, the Lessor may enter into and upon any part of the premises leased hereunder, at all reasonable times, for the purpose of showing same to prospective purchasers and mortgagees. (All persons must sign the log book upon entering the premises and note the time upon exiting the same.)

5.10  Floor Load: Prevention of Vibration and Noise

      The Lessee agrees not to place a load upon the Premises exceeding an average rate of 200 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as the Lessor shall, in each, instance authorize.

      Notwithstanding the foregoing, the LESSEE shall not place any load upon
                                                      ---
      the said Premises which will damage same, or which may cause damage thereto, even though said load shall be less than 200 pounds of live load
                                              ----
      per square foot of floor space. LESSEE agrees, therefore, that it shall not place any load upon or in said premises which will or may damage same.

      The weight limitation above set forth (200) pounds of live load per square foot) shall be adjusted downword in the event that the engineers the Lessor shall determine that said limitation of weight is excessive and requires adjustment downwards under the circumstances of the building. The Lessee agrees to assent to said reduction of weight limitation by said engineers as they shall determine.

      The Lessee agrees that business machines and mechanical equipment which cause vibration or noise that may be transmitted to the structure of the building leased hereunder shall be installed, maintained and used by the Lessee in such manner as to eliminate such vibration or noise.

5.11  Personal Property Taxes

      The Lessee agrees to pay promptly when due all taxes which may be imposed upon personal property upon the premises herein leased (including, without limitation, fixtures and equipment) to whomever assessed.

5.12  Compliance with Laws

      a. The Lessee agrees to comply, and shall comply with, all applicable Legal Requirements now or hereafter in force which shall impose a duty on the Lessee or the Lessee relating to, or as a result of, the use or occupancy of the premises leased hereunder; - provided that Lessee shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Buildings unless the same are required by such Legal Requirements as a result of or in connection with use or occupancy by the Lessee of the premises leased hereunder. The Lessee shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.12.

      b. Not in limitation of the foregoing, the LESSEE shall conduct and carry on its activities within the Premises in accordance with all and any permits or licenses (wherever any said permit or license shall be required) properly applied for and issued by any and all governmental authority having jurisdiction or responsibility over same.

      c. The LESSEE shall, at its sole expense, obtain and renew any and all permits or licenses necessary for the LESSEE to be or become a permitted user or permittee of the Waste Water Treatment Facility referred to in Section 1.14 and in Section 2.2.


5.13  Payment of Litigation Expenses

      The Lessee agrees to pay, as additional rent, all reasonable costs, counsel and other fees incurred by the Lessor in connection with the successful enforcement by the Lessor of any obligations of the Lessee under this Indenture of Lease.

                                  ARTICLE VI
                                  ----------

                              CASUALTY AND TAKING
                              -------------------

6.1   Fire and Casualty - Termination of Restoration; Rent Adjustment

      (A) Restoration - Termination

          If, during the initial or extended Term or Terms of the lease, the building leased hereunder (including the Site that affects the said leased premises) are damaged by fire or other casualty, and in the event that such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that repair work would commence, Lessor may, at its election, terminate this Lease by notice given to Lessee within sixty 60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by the Lessor shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

          If the LESSOR does not elect to terminate the Lease (in the event of
                             ---
          the foregoing), the LESSOR will proceed with due diligence to restore the premises to their condition prior to the fire or casualty.

      (B) Damage during Last Year

          If the said building and premises shall be damaged by fire or other casualty during the last year of the initial term or during the last year of each of the extended terms of the lease, and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within one hundred eighty (180) days from the time that said work would commence (and/or, as to special work or work which requires long lead time, then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work), then, in such event, the Lessee may, at its election, terminate this Lease by notice given to Landlord within sixty (60) days after the date of such fire or other casualty, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

      Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage; subject, however, to the following provisions.

      (C) Rent Adjustment in the Event of Temporary Displacement

          Notwithstanding the provisions of this Section 6.1, if the building leased hereunder shall be damaged by fire or casualty to such an extent that Lessee cannot operate in any reasonable portion thereof and, therefore, must temporarily shut down its usual operations in the building leased hereunder (for the reason that it is not reasonably tenantable for ninety (90) days or more), then Tenant shall have the right to seek other facilities until the said building shall be restored in accordance with the requirements of this Section 6.1. In the event that the provisions of the this Paragraph shall become applicable, the Annual Fixed Rent and additional rent shall abate from the date of the fire or other casualty giving rise to the applicability of this Paragraph until the Premises are so restored. Upon such restoration, Lessee shall return to the Premises and, commencing with the date the premises are so restored, the LESSEE shall resume paying Annual Fixed Rent and additional rent

      (D) Insurance Proceeds: Restoration

          In the event that the said building or the Premises or the Facilities (or Complex), or any part thereof; are damaged by fire or other casualty and, if this Lease is not terminated (pursuant to the provisions of the foregoing); or in the event that the Lessor or the Lessee shall have no right to terminate this Lease; --- provided that the holder of any mortgage (which includes the building leased hereunder to the Lessee as a part of the mortgaged premises) shall allow the net insurance proceeds to be applied to the restoration of the damaged building or the damaged Premises or Facilities, then, in such event, and promptly after such damage and after the determination of the net amount of insurance proceeds available, the Lessor shall use due diligence to restore the building or the Premises or the damaged Facilities, in the event of damage thereto, into proper condition for use and occupation.

          In such event, a fair and equitable part of the Annual Fixed Rent, proportionate and according to the nature and extent of the damage to the building shall be abated until the said building shall have been restored substantially to said proper condition for use and occupation by the Lessor; except for punch list items and long lead items.

          No portion of said insurance proceeds shall be applied to any damage or loss to any furniture, fixtures, apparatus or equipment belonging to, or installed by, or paid by, the Lessee.

          Said restoration by the Lessor (by means of the proceeds of insurance permitted to be so used by the holder of any mortgage upon the said Premises, as aforesaid), shall be completed within one (1) year from the date of the casualty or loss; provided, however, that said one (1) year period shall be extended in the event that any delay in completion of the restoration shall be due to causes beyond the reasonable control of the Lessor. In no event, however, shall the said extension be beyond eighteen (18) months beyond the date of the casualty or loss.

          In the event that said restoration shall not be substantially completed within said period or periods of time, the Lessee shall have the right to terminate this lease at any time after the expiration of such one (1) year period (or eighteen (18) months, as extended) until the restoration shall be substantially completed.

          Such termination shall take effect as of the thirtieth (30th) day after the date of receipt by Lessor of notice from the Lessee, with the same force and effect as if such date were the date originally established as the expiration date of this lease; provided, however, that if, within thirty (30) days after receipt by the Lessor of notice of said of termination from the Lessee, said restoration shall have substantially completed, then (in the event of such restoration), the notice of termination from the Lessee shall be of no force and effect; and this Lease and the Lease Term shall continue in full force and effect.

6.2   Loss Caused by Uninsured Risk

      Notwithstanding anything to the contrary contained in this Lease, if the building or Premises or the Facilities shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of
                                               ---
      casualty insurance at the time maintained by Lessor or by the LESSEE (with the LESSOR named as an insured or a loss payee), and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, the Lessor may, at its election, terminate the Term of this Lease by notice to the Lessee given within thirty (30) days after such loss. If the Lessor shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3   Condemnation - Taking by Right of Eminent Domain

      In the event that there shall occur a taking by condemnation or by right of eminent domain, resulting in the taking of the entirety of the building leased hereunder, or if there shall occur a taking of such portion of the premises leased hereunder as to render the balance unsuitable for the purposes of the Lessee (even after reconstruction to the maximum extent practicable in the then circumstances), then, in such event, both the Lessor and the Lessee shall have the right to terminate this Lease by written notice to the other of its desire to do so; - provided that such notice shall be delivered not later than thirty (30) days after the Lessee shall have been deprived of possession. If either party shall give such written notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      Further, if so much of the building leased hereunder shall be taken under said condemnation proceedings, as to render continued operation of the said buildings uneconomic (as a result of the said taking), both the Lessor and the Lessee shall have the right to terminate this Lease by giving notice to the other party of the desire of the party giving said notice to so terminate the lease, no later than thirty (30) days after LESSEE has been deprived of possession of the said Premises (or such portion thereof as may be taken). If either party shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

      In the event that

          (i) any part of the premises leased hereunder be so taken or condemned during the initial Lease Term or any extension thereof, and

         (ii)   should, in such event, this Lease not be terminated in
                                                  ---
                accordance with the foregoing provisions, and

         (iii) upon such occurrence, if provided that the holder of any mortgage (that includes the premises leased hereunder as part of the mortgaged premises) allows the net condemnation proceeds to be applied to the restoration of the Premises so taken or condemned, then, and in such event:-

                The Lessor agrees that, after the determination of the net amount of condemnation proceeds available to the Lessor, the Lessor shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding, however, any furniture, fixtures or
                                ---------
                equipment of Tenant, or any other items installed or paid for by the Lessee).

                If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent and Lessee's share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Lessee.

6.4   Awards resulting from eminent domain takings

      The Lessor shall have, and hereby reserves, to itself any and all rights to receive awards made for damages to the premises leased hereunder, or to the Complex or to the Facilities (or any portion thereof) and, or with respect to the leasehold hereby created, which awards may result or accrue by reason of exercise of right of eminent domain, by condemnation proceedings pursuant thereto, or by reason of anything lawfully done in pursuance of public, governmental or other authority. The Lessee hereby grants, releases and assigns to the Lessor all rights of the Lessee to such awards. The Lessee covenants and agrees to execute and deliver such further instruments of assignments, with respect to said awards, and other assurances thereof as the Lessee may from, time to time request; - and if the Lessee shall fail to execute and deliver the same within fifteen (15) days after notice from the Lessor, the Lessee hereby covenants and agrees that the Lessor is, and shall be, irrevocably designated and appointed as its attorney-in-fact to execute and deliver in Lessee's name and behalf all such further instruments of assignments and other assurances thereof that shall conform with the provisions hereof.

      Nothing contained herein shall be construed to prevent the Lessee from prosecuting in any condemnation proceeding a claim for the value of any personal property or usual trade fixtures in the building or upon the Premises leased hereunder that belong to, or were installed by, the Lessee, or at the expense of the Lessee; or claims arising from the cost of relocation and moving; - provided, however, that such action, and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.

                                  ARTICLE VII
                                  -----------

                                    DEFAULT
                                    -------

7.1 Default by the Lessee of its obligations under this lease: "EVENTS OF DEFAULT" by Lessee: Remedies accruing to Lessor (Section 7.1)

      (A) The following occurrences or actions by the Lessee (listed hereinafter under Section 7.1(A) (I) through (iv) are, and shall constitute, "Events of Default", to wit: -

          (i) The Lessee shall fail to pay the fixed RENT, additional rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for ten (10) days after notice from Landlord thereof, or

          (ii) The Lessee shall neglect or fail to perform or observe any other covenant herein contained required to be performed or observed by the Lessee, and the Lessee shall fail to remedy the same within thirty (30) days after notice to the Lessee specifying such neglect or failure; or, if such failure be of such a nature that the Lessee cannot reasonably remedy the same within sixty (60) days, the Lessee shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

          (iii) The leasehold interest of the Lessee in the Premises shall be taken on execution or by other process of law directed against the Lessee; or

          (iv)   The Lessee: -

                 (a) Shall make an assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy; or
                 (b)  Shall be adjudicated bankrupt or insolvent; or
                 (c) Shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future Federal, State or other statute, law or regulation for the relief of debtors; or
                 (d) Shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Lessee or of all or any substantial part of its properties; or
                 (e) Shall admit in writing its inability to pay its debts generally as they become due; or
                 (f) A petition shall be filed against the Lessee in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and said petition shall remain undismissed for an aggregate of sixty (60) days (whether or not consecutive), or
                 (g) A debtor in possession, or a trustee, or a receiver, or a liquidator of the Lessee of all or any substantial part of its properties or of the premises leased hereunder, shall be appointed with or without the consent or acquiescence of the Lessee and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive).

      (B) In the Event of the Occurrence of any said "Events of Default" by the Lessee

          In the event that any of the said "Events of Default" shall occur, or if the Lessee shall commit any of the activity that shall constitute any of said "Events of Default", then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance), the Lessor lawfully may, immediately or at any time thereafter, and without demand or further notice, terminate this Lease by notice to the Lessee, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate. This Lease shall, then, come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Lessee hereby waiving any rights of redemption); and the Lessee will then quit and surrender the Premises to the Lessor, but Lessee shall remain liable as hereinafter provided.

      (C) Entry by Lessor upon Such Termination

          If this Lease shall have been terminated as provided in this Article, then the Lessor may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess the Lessee and all other persons and any and all property from the same, as if this Lease had not been made, and the Lessee hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

      (D) Responsibility of Lessee: Rent

          In the event that this Lease shall be terminated under any of the provisions contained in the Article VII (particularly, Section 7.1), or shall be otherwise terminated as a result of the breach by the Lessee of any of its obligations under this lease, the Lessee covenants and agrees that, in such case, the Lessee shall forthwith pay on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if the Lessee had not entered or re-entered, as aforesaid. The Lessee, in such case, shall pay, and shall be liable for, all said amounts whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof. However, if the Premises shall be relet by the Lessor, the Lessee shall be entitled to a credit in the net amount of rent and other charges received by the Lessor as a result of said reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

          Amounts received by the Lessor, after reletting shall first be applied against such expenses incurred by the Lessor, until the all said expenses shall have been recovered; and until such recovery, the Lessee shall pay, as of each day when a payment would fall due under this Lease, the amount which the Lessee is obligated to pay under the terms of this Lease. When, and if, such expenses shall have been completely recovered, the amounts received from reletting by Lessor that shall not have been previously applied to recovery of said expenses, shall be credited against the obligations of the Lessee as of each day when a payment would fall due under this Lease. After said credit, the net amount of the said payments (in fulfillment of the obligations of the Lessee) shall be payable by the Lessee.

      (E) Liquidated Damages

          At any time after such termination, and whether or not Landlord shall have collected any damages pursuant to the foregoing, and at the election of the Lessor, the Lessee shall pay to the Lessor, as liquidated final damages and in lieu of all other damages beyond the date of notice from the Lessor to the Lessee, such sum that shall represent the amount of the excess, if any, of the total rent and other benefits, including payment of taxes, (which would have accrued to the Lessor under this Lease - from the date of giving of such notice through the expiration date of the then unexpired Lease Term - or extension thereof) -- over and above -- the then cash rental value (in advance) of the Premises for the balance of the said Lease term (or extension thereof)

      (F) Rights of Lessor upon Entry after an "EVENT OF DEFAULT"

          In case of any Event of Default, re-entry, dispossession by summary
                         ----- -- -------
          proceedings or otherwise, the Lessee may

          (1) re-let the Premises or any part or parts thereof; either in the name of the Lessor, or otherwise, for a term or for terms which may, at the option of the Lessor, be equal to, or less than, or exceed, the period which would otherwise have constituted the balance of the Term of this Lease; and may, further, grant concessions or free rent to the extent that Lessor considers advisable or necessary to re-let the same; and

          (2) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary for the purpose of reletting the Premises. The making of such alterations, repairs and decorations shall not operate or be construed to release the Lessee from liability hereunder, as aforesaid. The Lessor shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. The Lessee hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event the Lessee shall be evicted or dispossessed, or in the event that the Lessor shall obtain possession of the Premises in consequence of the violation by the Lessee of any of the covenants and conditions of this Lease whether said violation shall constitute an "Event of Default" or otherwise.

      (G) Remedies are Cumulative and not Exclusive upon Default

          The specified remedies to which the Lessor may resort hereunder are not intended to be exclusive of any remedies or means of redress to which the Lessor may, at any time, be entitled lawfully. The Lessor may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as though specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of the Lessor to file or enter a claim for its damages resulting from said termination of this lease, and obtain, in proceedings for bankruptcy or insolvency brought by or on behalf of the Lessee, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved; whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2   Default by the Lessor of its Obligations under this Lease

      The Lessor shall in no event be in default in the performance of any of the obligations of the Lessor hereunder unless and until Lessor shall have failed to perform such obligations within thirty (30) days after notice from the Lessee to the Lessor properly specifying wherein Lessor has failed to perform any such obligation. In the event, however, that the default by the Lessor is of such nature as to require additional time (beyond said thirty (30) days), the time in which the Lessor shall be required to correct said default, shall be extended for a reasonable and commensurate time.

                                 ARTICLE VIII
                                 ------------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

8.1  Extra Hazardous Use

     The Lessee covenants and agrees that the Lessee will not do, or permit anything to be done, in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of any insurance that the Lessor shall maintain in respect to the Premises or the Facilities or the Complex above the standard rate applicable to the said premises for occupancy and use for the purposes (and use) to which the Lessee has agreed to devote and occupy the Premises. Further, the Lessee agrees that, in the event that the Lessee shall cause an increase to the Lessor in the rate of said insurance, the Lessee will promptly pay to the Lessor, within thirty
     (30) days after demand, any such increase resulting therefrom; which shall be due and payable as additional rent. The Lessor shall give notice to the Lessee of any such increase promptly after the Lessor shall receive knowledge of the same; provided that the Lessee shall be responsible for any such increases applicable to both the period prior to and after any such notice.

8.2  Waiver

     Failure on the part of the Lessor or the Lessee to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by the Lessor or by the Lessee, respectively, of any of their respective rights hereunder. Further, no waiver at any time of any of the provisions hereof by the Lessor or by the Lessee shall be construed as a waiver of any of the other provisions hereof; and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of the Lessor or of the Lessee to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary the consent (or approval to) of the Lessor or of the Lessee to or of subsequent similar act by the other.

     No payment by the Lessee, or acceptance by the Lessor, of a lesser amount than shall be due from the Lessee to the Lessor shall be treated otherwise than as a payment on account. The acceptance by Lessor of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and the Lessor may accept such check without prejudice to any other rights or remedies which the Lessor may have against the Lessee.

8.3  Cumulative Remedies

     The specific remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by the Lessee of any provisions of this Lease. In addition to the other remedies provided in this Lease, the Lessor shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.4  Quiet Enjoyment

     If the Lessee shall perform all of the obligations of the Lessee under this Lease (including, but not limited to, payment of the rent and observing, keeping and performing all of the terms and provisions of this Lease to be observed, kept and performed by the Lessee), then, in such event, the Lessee shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the initial Term (and any extension thereof), without hindrance or ejection by any persons lawfully claiming under the Lessor to have title to the Premises superior to the Lease, subject, however, to the terms of this Lease. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied. It is understood and agreed that this covenant and any and all other covenants of the Lessor contained in this Lease shall be binding upon the Lessor and its successors only with respect to breaches that shall occur during the respective ownership of the interest of the Lessor by the Lessor or by the successors to or of the Lessor, as the case may be.

8.5  Notice to Mortgagee and Ground Lessor

     After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground Landlord under a lease with the Lessor, as ground Lessee or ground Tenant, which includes the Premises as a part of the demised premises, no notice from the Lessee to the Lessor shall be effective unless and until a copy of the same is given to such holder of a mortgage or ground Landlord; and the curing of any of defaults committed by the Lessor hereunder by such mortgage holder or ground Landlord within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground Landlord elects to do
     so) shall be treated as performance by Lessor hereunder. For the purposes of this Section 8.5 or Section 8.15, the term "mortgage" shall include a mortgage on a leasehold interest of the Lessor (but not one on leasehold interest of the Lessee).

8.6  Assignment of Rents

     With reference to any assignment by the Lessor of the interest of the Lessor in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, the Lessee agrees, as follows: -

           (A) That the execution of said assignment by the Lessor, and the acceptance thereof by the holder of such mortgage or the ground Landlord, shall never be treated as an assumption by such holder or ground Landlord of any of the obligations of Lessor hereunder, unless such holder, or ground Landlord, shall, by notice sent to the Lessee, specifically otherwise elect; and

           (B) That, except as aforesaid, such mortgage holder or ground Landlord shall be treated as having assumed the obligations of the Lessor hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground Landlord, the assumption of the position of the Lessor by such ground Landlord.

           (C) The Lessor reserves, and shall have, the unrestricted right and power to grant mortgages with the premises herein leased as security under said mortgage. Further, the Lessor shall have the unrestricted right and power to make any assignment of the rents or benefits (in whole or in part) to any lender or third party accruing to the Lessor under this lease, with or without a mortgage conveyance.

8.7  Surrender

     No act or thing done by the Lessor during the Lease Term (or extension thereof) shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid, unless in writing signed by the Lessor. No employee of the Lessor or any agents of the Lessor shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of the Lessor or to agents of the Lessor shall not operate as a termination of the Lease or a surrender of the Premises.

8.8  Brokerage

     (A) The Lessee warrants and represents that the Lessee has not dealt with any broker in connection with the consummation of this Lease other than
                                                                      ----------
         the Recognized Brokers designated in Section 1.7 hereof. In the event
         -------------------------------------------------------
         any claim is made against the Lessor relative to dealings by the Lessee with brokers other than the Recognized Brokers designated in Section
         1.7 hereof, the Lessee shall defend the claim against the Lessor with counsel selected by the Lessee that shall, however, first be approved by the Lessor (which approval will not be unreasonably withheld); and the Lessee shall save harmless and shall indemnify Lessor on account of loss, cost or damage which may arise by reason of such claim.

     (B) The Lessor warrants and represents that the Lessor has not dealt with any broker in connection with the consummation of this Lease other than
                                                                      ----------
         the Recognized Brokers designated in Section 1.7 hereof; and in the
         -------------------------------------------------------
         event any claim is made against the Lessee relative to dealings by the Lessor with brokers other than the Recognized Brokers designated in
         Section 1.7 hereof, the Lessor shall defend the claim against the Lessee with counsel of selected by the Lessor; - and the Lessor shall save harmless and indemnify the Lessee on account of loss, cost or damage which may arise by reason of such claim.

     (C) The Lessor shall be solely responsible for the payment of brokerage
         -------------------------------------------------------------------
         commissions to the Recognized Brokers designated in Section 1.1 hereof.
         ----------------------------------------------------------------------

8.9  Invalidity of Particular Provisions

     If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

8.10 Provisions Binding, Etc.

     The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of the Lessor and of the Lessee (and, if Lessee shall be an individual, upon and to his heirs, executors, administrators, successors and assigns). Each term and each provision of this Lease to be performed by the Lessee shall be construed to be both a covenant and a condition. The reference contained to successors and assigns of the Lessee is not intended to constitute, and shall not constitute, a consent to subleasing or subletting or assignment by the Lessee.

8.11 Recording

     This Indenture of Lease shall not be recorded.

     The Lessee agrees not to record the within Lease; but each party hereto
                       ---
     agrees, on the request of the other, to execute a so-called Notice of Lease in form recordable and complying with applicable law and reasonably satisfactory to the attorneys of the Lessor and of the Lessee. In no event shall such document set forth rent or other charges payable by Lessee under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

8.12 Notices

     Whenever, by the terms of this Lease, notice shall or may be given or delivered either to the Lessor or to the Lessee, such notice shall be in writing and shall be sent by registered or certified mail, postage prepaid, as follows:-

         If intended for the Lessor, it shall be addressed to the Lessor at the address set forth under Section 1.2.1 of this Indenture of Lease (or to such other address or addresses as may from time to time hereafter be designated by the Lessor) with a copy to the Lessor, Care of and Attention to its General Counsel, Frank N. Dardeno, Esquire, 424 Broadway, Somerville, Massachusetts 02145).

         If intended for the Lessee, addressed to the Lessee, at 500 Arsenal Street, Watertown, Massachusetts 02172, Attention: George Hrono, Senior Vice President (or to such other address or addresses as may from time to time hereafter be designated by the Lessee by like notice), with a copy thereof to the then General Counsel of the Lessee (as designated by the Lessee) and, if the Lessor shall so elect, to the General Manager or Officer in Charge of the Lessee at the premises leased hereunder to the Lessee.

     Except as otherwise provided herein, all such notices shall be effective when received; provided that

       (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused or
       (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, then, in such event, notice shall be effective upon the date such delivery was attempted.

8.13 When Lease Becomes Binding

     Employees or agents of the Lessor have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises. This document shall become effective and binding only upon the execution and delivery hereof by both the Lessor and the Lessee. All negotiations, considerations, representations and understandings between the Lessor and the Lessee are incorporated herein and may be modified or altered only by written agreement between the Lessor and the Lessee. No act or omission of any employee or agent of the Lessor or of the Lessee shall alter, change or modify any of the provisions hereof unless said act or omission shall, in each instance, be specifically authorized, in writing, by the Lessor or the Lessee (as the case may be).

8.14 Section Headings

     The headings of the Sections as well as the titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

8.15 Rights of Mortgagee

       This Lease shall be subject and subordinate to any mortgage now or hereafter on the Premises (the premises leased hereunder) or the Facilities or the Complex, and to each advance made, or hereafter to be made, under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor; provided that the holder of such mortgage agrees to recognize the rights of
     ---------------------------------------------------------------------------
     the Lessee under this Lease (including the right to use and occupy the
     ---------------------------
     Premises) upon the payment of rent and other charges payable by the Lessee under this Lease and the performance by the Lessee of the obligations of the Lessee hereunder.

       In confirmation of such subordination and recognition, the Lessee shall execute and deliver promptly such instruments of subordination and recognition as such mortgagee may reasonably request.

        In the event that any mortgagee or its respective successor in title shall succeed to the interest of the Lessor, then, this Lease shall nevertheless continue in full force and effect and the Lessee shall attorn
                                                                         ------
     (and does hereby agree to attorn) to such mortgagee or successor; and to
                               ------
     recognize such mortgagee or successor as its landlord.


        With respect to any mortgage (which includes the Premises) that has been executed and recorded prior to the date of this Lease, if the holder of
                           -----
     said mortgage shall so elect, this Lease and the rights of Lessee hereunder, shall be superior in right to the rights of such holder, with
                         --------
     the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory Notice thereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to the Lessee (which notice shall be given in the same fashion as notices from the Lessor to the Lessee are to be given hereunder) or by the recording in the appropriate registry or recorder's office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

        If in connection with obtaining financing for the Premises (the premises leased hereunder) or the Complex or Facilities, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, the Lessee will not unreasonably withhold, delay or condition its consent thereto; provided that such modifications do not increase the monetary obligations of the Lessee hereunder or materially adversely affect the leasehold interest hereby created.

8.16 Status Report

     Recognizing that both parties may find it necessary to establish to third parties (such as accountants, banks, mortgagees or the like), the then current status of performance hereunder, either party, on the request of the other made from time to time, will promptly furnish to the Lessor, or the holder of any mortgage encumbering the Premises or the Complex or the Facilities, or to the Lessee, as the case may be, a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such statement delivered by the Lessee pursuant to this Section 8.16 may be relied upon by any prospective purchaser or mortgagee of the Premises or the Complex or the Facilities or any prospective assignee of any mortgagee of the Premises.

8.17 Self-Help

     If the Lessee shall, at any time, default in the performance of any obligation under this Lease, the Lessor shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by the Lessor is made in this Lease with respect to such default. In performing such obligation, the Lessor may make any payment of money or perform any other act.

       All sums so paid by the Lessor (together with interest at the rate of two
                                                                          -- ---
       and one-half percentage
       ------------
     points over the then prevailing prime rate in Boston as set by Bank Boston,
                                                             ------------------
     successor to The First National Bank of Boston) and all costs and expenses
     ----------------------------------------------
     in connection with the performance of any such act by the Lessor, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand.

     The Lessor may exercise the foregoing rights without waiving any other of its rights and without releasing the Lessee from any of its obligations under this Lease.

8.18 Holding Over

     Any holding over by the Lessee after the expiration of the term of this Lease shall be treated as a tenancy at sufferance at double the rents and other charges herein (prorated on a daily basis) and shall otherwise be on the terms and conditions set forth in this Lease, as far as applicable; provided, however, that neither the foregoing nor any other term or provision of this Lease shall be deemed to permit the Lessee to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term.

8.19 Non-Subrogation

     Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.20 Extension Option

 (A) Conditions

     Provided that at the time of exercise of the option to extend and at the commencement date of the extension option period -

      (i)   there exists no Event of Default (defined in Section 7.1); and
                         --
      (ii)  this Lease shall then be in full force and effect; and
      (iii) the Lessee has neither assigned this Lease nor sublet the Premises;

       Then, if said three (3) conditions shall prevail, the Lessee shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as herein below set forth) for two (2) periods of five (5) years as hereinafter set forth. The option period is sometimes herein referred to as the "Extended Term".

  (B) First Five (5) Year Extended Term

      If the Lessee desires to exercise the option to extend the Term for the first five (5) year extended term (commencing December 1, 2007 and ending November 30, 2012), then the Lessee shall deliver notice to the Lessor of the request of the Lessee for quotation by the Lessor of Ninety Five (95%) per centum of the annual fair market rent for the Premises as of the commencement date of the first extension period. Such quotation shall be based on the use of the Premises as comparable office space in the Boston North Suburban Market (hereinafter called the "Annual Market Rent"). Within thirty (30) days after receipt by the Lessor of said notice from the Lessee requesting such a quotation, the Lessor shall notify the Lessee of the quotation of the Lessor of Ninety Five (95%) per centum of the Annual Market Rent. Said Ninety Five (95%) per centum of the Annual Market Rent, however, shall, in no event, be less than the Annual Fixed Rent for the last year of the Original or Initial Term. The Lessee shall deliver said notice to the Lessor of its request for quotation by the Lessor of Ninety-five (95%) per centum of the annual fair market rent not earlier than fifteen (15) months nor later than Twelve months prior to the expiration term of this lease.

      In order to exercise its rights hereunder, the Lessee, (and within fifteen
      (15) days after receipt by the Lessee of the quotation from the Lessor of Ninety Five (95%) per centum of the Annual Market Rent) shall give written notice to the Lessor that it exercises its option to extend the Term of this Lease; in which case the Term of this Lease shall be extended for an additional term of five (5) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent shall be equal to Ninety Five (95%) per centum of the Annual Market Rent as quoted by Lessor; provided, however (and as aforesaid), in no event shall the Annual Fixed Rent payable during the Extended Term be less than the Annual Fixed Rent for the last year of the Original Term. Upon the giving of such notice, this Lease and the Lease Term hereof shall be extended, for the first five (5) year Extended Term, without the necessity for the execution of any additional documents, except the Lessor and Lessee agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term but the failure to so enter into such a written instrument shall not negate the exercise of the applicable option to extend. Upon the giving of such notice of extension as aforesaid all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires.

  (C) Second Five (5) Year Extended Term

      If the Lessee desires to exercise the option to extend the term of the Lease for a second five (5) year Term (commencing December 1, 2012 and ending November 30, 2017), the Lessee shall deliver written notice to the Lessor of its desire and intention to extend the term of the lease for said additional five (5) year term not earlier than fifteen (15) months
                                         ------------------------------------
      nor later than twelve months prior to the expiration of the first five (5)
      ----------------------------------
      year extended term. The same terms and conditions of this Indenture of Lease in force and effect during the initial ten (10) year term; and during the first five (5) year extended term of the lease shall apply and shall be in force and effect during the said second extended five (5) year term of this lease; except, however, that the
                          ------

      Annual Fixed Rent during the said second five (5) year term (commencing on December 1, 2012) shall be the then market rent, to wit, the "Annual Fixed Market Rent"), as hereinafter set forth.

      If the Lessee desires to exercise the option to extend this lease for the said second five (5) year term (commencing December 1, 2012 and ending November 30, 2017), then the Lessee shall give notice to the Lessor, as aforesaid, not earlier than fifteen (15) months nor later than twelve (12)
                     ----------------------------------------------------------
      months prior to the expiration of the first five (5) year extension of
      ------------
      this Lease, of the request of the Lessee for quotation by the Lessor of the annual fair market rent for the Premises as of the commencement date of the second five (5) year extension period. Such quotation shall be based on the use of the Premises as comparable office space in the Boston North Suburban Market (hereinafter called the "Annual Market Rent"). Within thirty (30) days after receipt by the Lessor of said notice from the Lessee requesting such a quotation, the Lessor shall notify the Lessee of the quotation of the Lessor of the Annual Market Rent. Said Annual Market Rent, however, shall, in no event, be less than the greater of the
                                                   ----
      Annual Fixed Rent for the last year of the Original or Initial Term or the last prior of the first five (5) year extended term of this lease.

      In order to exercise its rights hereunder, the Lessee, (and within fifteen
      (15) days after receipt by the Lessee of the quotation from the Lessor of the Annual Market Rent) shall give written notice to the Lessor that it exercises its option to extend the Term of this Lease; in which case the Term of this Lease shall be extended for an additional term of five (5) years upon all of the same terms, conditions, covenants and agreements contained in this Lease except that the Annual Fixed Rent shall be equal to Annual Market Rent as quoted by Lessee; provided, however (and as aforesaid), in no event shall the Annual Fixed Rent payable during the Extended Term be less than the greater of the Annual Fixed Rent for the last year of the Original or Initial Term or the last year of the first five (5) year extended term of this lease. Upon the giving of such notice, this Lease and the Lease Term hereof shall be extended, for the second five (5) year Extended Term, without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the said second five (5) year Extended Term; but the failure to so enter into such a written instrument shall not negate the exercise of the applicable option to extend. Upon the giving of such notice of extension as aforesaid all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires.

      Notwithstanding anything herein contained to the contrary, in no event shall the Lease Term hereof be extended after the expiration of the said second five (5) year Extended Term (to wit:- in no event shall this lease be extended beyond November 30, 2017).

(D)   Option Granted to Extend for Two Five (5) year Terms Only

      The Lessee is herewith granted the option to extend this lease for two five (5) year Extended Terms; said options to the lease for said two Extended Terms to be exercised in accordance with the provisions herein above stated; and upon the terms, rent and provisions therein stipulated. The LESSEE is granted no further or other options to extend this Lease by the foregoing terms and provisions

8.21 Lessee Shall Look Only to the Interest of the Lessor to the Premises herein Leased.

        The Lessee specifically agrees to look solely to then equity interest of the Lessor in the specific premises herein leased to the Lessee for recovery of any judgment from Landlord. It is specifically agreed upon that neither the Lessor (original or successor), nor any beneficiary of any Trust which shall hold the interest of the Lessor, and no Trustee of any said Trust shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to the Lessee. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that the Lessee might otherwise have to obtain injunctive relief against the Lessor or the successors in interest to the Lessor; provided, however, that said action (or any action that may
                    --------
        be brought by the Lessee) shall not involve, entail, or result in, the personal liability of the Lessor (original or successor), or of any successor Trustee to the persons named herein as the Lessor, or of any beneficiary of any Trust of which any person holding the interest of the Lessor is Trustee; and provided that said action shall not require the Lessor, its successors in title, or its trustees, or beneficiaries of said Trust to respond in monetary damages from the assets of the Lessor other than the equity interest of the Lessor, aforesaid, in the specific
        -----
        premises herein leased to the Lessee (the Premises). In no event shall Lessor ever be liable to Lessee for any indirect or consequential damages suffered or claims by the Lessee from whatever cause.

8.21.1  The Trustees of Lessor and Beneficiaries Not Personally Liable.

        In the event the LESSEE shall recover any judgment against the LESSOR, said judgment may, and shall, be satisfied only and exclusively from the premises specifically leased to the LESSEE hereunder.. Neither the Trustees of the Trust holding the interest of the LESSOR nor the beneficiaries of said Trust (or any of them) shall be liable for, or shall have any personal liability or responsibility in respect to said judgment. The LESSEE agrees that it shall look only to the interest of the LESSOR in said premises leased hereunder; shall not seek to recover said judgment against the Trustees or the Beneficiaries in their individual capacities; and shall not look to any interest of the Lessor in any assets held or owned by the Lessor other than the premises herein specifically leased to the Lessee.

8.22    Late Payment

        If the Lessor shall not have received any payment or installment of rent on or before the date (the "Due Date") on which the same first becomes payable under this Lease, the amount of such payment or installment shall bear interest ten (10) days after the Due Date through and
                   --------
        including the date such payment or installment shall be received by Landlord, at a rate equal to the lesser of
                                         ------

       (I) the rate announced by Bank Boston, successor to The First National Bank of Boston, from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by the Lessor), plus two percent (2%), or
       (ii) the maximum applicable legal rate, if any.

       Such interest shall be deemed additional rent and shall be paid by the Lessee to the Lessor upon demand.

8.23   Governing Law

       This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

8.24   This Indenture of Lease comprises a total of 53 pages consisting of eight
       (8) ARTICLES (I through VIII); along with the following Exhibits:

       EXHIBIT A:  showing the premises lease hereunder.
       EXHIBIT B:  showing layout of future extension.
       EXHIBIT C:  Agreement dated May 19, 1997.

8.25   This Lease Conditional Upon Release of Premises by AMETEK

       As indicated in the Agreement between the parties, dated May 19, 1997 (referred to in Section 1.1), the premises herein leased are part of the Facilities leased to AMETEK AEROSPACE PRODUCTS, INC. ("AMETEK"), successor to GENERAL ELECTRIC COMPANY, under an Indenture of Lease dated November 13, 1968. This Indenture of Lease with GENERAL SCANNING, INC. is, therefore, upon the express condition that said AMETEK shall have released to the Lessor from its Lease the premises herein described and intended to be leased to the Lessee (See Section 1.5). (The foregoing
       Section 8.25 is now moot.)

8.26   Counsel

       Each party has had its own and independent counsel prepare, review and revise this Indenture of Lease prior to its execution and delivery; and each party has relied on its own independent counsel in respect to this Lease. (Said counsel, Frederick C. Morse and Frank N. Dardeno, Sr., have initialed each page of each of the four counterparts of this Lease.)

8.27   Dispute Resolution

       The parties shall seek to resolve any disputes that may arise with respect to this Indenture of Lease in good faith negotiations. If, despite the best efforts of the parties, said dispute shall not be resolved, the parties shall not resort to litigation in the Courts unless
                                                                          ------
       and until resolution of said dispute shall have been sought by means of
           -----
       submission of said dispute to third party and disinterested arbitration proceedings.

This Indenture of Lease is EXECUTED as a sealed instrument in two or more counterparts, each of which shall be deemed to be an original, as of this 15th day of July, 1997.

            THE LESSOR:-             THE WILMINGTON REALTY TRUST

Witnesses:                           /s/ Rosemarie Stanieich
                                     ----------------------------------------
                                     Rosemarie Stanieich,         Trustee
[SIGNATURE ILLEGIBLE]
---------------------
                                     /s/ Claudia J. Cipullo
                                     ----------------------------------------
                                     Claudia J. Cipullo,          Trustee

[SIGNATURE ILLEGIBLE]
---------------------
                                     /s/ Joseph O. Branzetti, Jr
                                     ----------------------------------------
                                     Joseph O. Branzetti, Jr.     Trustee


            THE LESSEE:-             GENERAL SCANNING, INC.


  Witnesses:                      By /s/ Charles D. Winston
                                     ----------------------------------------
                                     Charles D. Winston, President

[SIGNATURE ILLEGIBLE]
---------------------
                                  By /s/ Victor Wooley
                                     ----------------------------------------
                                     Victor Wooley, Treasurer
[SIGNATURE ILLEGIBLE]
---------------------

                                   EXHIBITS



                                      TO



                              INDENTURE OF LEASE



PREMISES:  60 FORDHAM ROAD, WILMINGTON, MASSACHUSETTS
LESSOR:  THE WILMINGTON REALTY TRUST
LESSEE:  GENERAL SCANNING, INC.
DATE OF LEASE: JULY 15, 1997



EXHIBIT A - PLAN TO ACCOMPANY LEASE AGREEMENT (DATED SEPT 18, 1997)

EXHIBIT B - FUTURE LAYOUT PLAN (DATED SEPT 18, 1997)

EXHIBIT C - AGREEMENT DATED MAY 19, 1997(14 PAGES)

                                   AGREEMENT

                                      to

                          IMPROVE AND LEASE PREMISES

This AGREEMENT (in fourteen pages - sections A through Q) is entered into as of this nineteenth day of May, 1997 by and between: -

      THE WILMINGTON REALTY TRUST (hereinafter referred to as the LESSOR; and

      GENERAL SCANNING, INC. (hereinafter referred to as the LESSEE)

The parties, more particularly defined under Section B hereof ("PARTIES") agree to enter into a triple net lease with respect to the premises hereinafter described and upon the terms herein outlined. This agreement, however, is subject to approval by the parties of the terms, covenants and provisions to be incorporated in an Indenture of Lease; but said terms, covenants and provisions shall be consistent with, and shall reflect, the stipulations hereinafter set forth.

Said premises are, at present, leased to AMETEK AEROSPACE PRODUCTS, Inc. ("AMETEK") as successor to GENERAL ELECTRIC COMPANY (see Infra). The Premises must, therefor, be surrendered by AMETEK. This agreement, accordingly, is subject to, and conditional upon the release of said premises from said existing lease.

The execution and delivery of this agreement shall constitute authorization from each of the parties to initiate the activities required of them under the provisions hereof.

A. BACKGROUND AND RECITATIONS

   1. LOCATION:

      The premises subject to this proposal (hereinafter, the "THE PREMISES") are part of the facilities located on Fordham Road, in Wilmington and North Reading, Middlesex County, Massachusetts

      The premises to be leased hereunder comprise Building No.2 (north of Buildings 1 and 1A) with land pertaining thereto as well as parking area to rear (abutting east side of building).

   2. TITLE:

      The titles to the said land are registered by decree duly entered in the Land Court of the Commonwealth of Massachusetts.

      The titles are shown on Certificates registered in the Middlesex South District of the Land Court in Cambridge (as to land in North Reading) and in the Middlesex North District of the Land Court (as to land in Wilmington).

                                                       EXHIBIT C
                                                          TO
                                                    INDENTURE OF LEASE
                                          (60 FORDHAM ROAD, WILMINGTON, MASS.)

      The premises are located in Wilmington. A small portion of the parking area to the rear the building may be located in North Reading

   3. OWNERSHIP

      a. Original Owner, Developer and Lessor of the premises:

         BARBO REALTY TRUST

      b. Present Owner:

         THE WILMINGTON REALTY TRUST - established under a Declaration of Trust dated September 7, 1973 registered in the Middlesex South Registry District as Document No.15729 and there noted on Certificate of Title No.142138; and registered, further, in Middlesex North Registry District as Document No.63541 and there noted on Certificate of Title No.19837.

     c. Transfer of titles to THE WILMINGTON REALTY TRUST

        Title to all of the land (and facilities) was transferred by BARBO REALTY TRUST to THE WILMINGTON REALTY TRUST by deeds dated September 10, 1973

        Both BARBO REALTY TRUST and THE WILMINGTON REALTY TRUST have the same families as beneficiaries.

   4  TENANTS

      a. Upon completion of their construction, the facilities were leased, in November, 1969, to GENERAL ELECTRIC COMPANY.

      b. Thereafter (in or about 1974), GENERAL ELECTRIC COMPANY, subleased Building No.2 (the premises) to CONVERSE, Inc.

      c. In June, 1984, the Lessor sold to GENERAL ELECTRIC COMPANY (pursuant to the terms of its lease) twelve acres of the site subject to reservation of rights of way and access, with the grant to G.E. of easements and rights of access to service pipes, wires, valves and other devices appurtenant to the Waste Water Treatment Facility and the Fire Protection Station, along with other relevant restrictions. The title thereto (subject to said rights and easements), was then transferred to CONVERSE, INC. by GENERAL ELECTRIC COMPANY.

      d. CONVERSE then constructed its present building upon a portion of said land located in North Reading (at Fordham Road) south of Building 1 and Building 1A.

          As indicated, the Lessor retained, and still retains, rights of way and access to the site; including right of way and use of access roadway from Concord Street.

      e. Since August, 1989, AMETEK AEROSPACE PRODUCTS, INC. has occupied the facilities.

   5. RIGHT TO TRANSFER TO NEW TRUST:

      The Lessor reserves the right to transfer the title to the premises to a new Trust (with same beneficiaries as THE WILMINGTON REALTY TRUST) to establish a separate identity for the premises proposed to be leased to the Lessee.

      Lessee shall consent to said conveyance of title and the leasehold interests and rights thereunder of the Lessee shall be confirmed.

B. PARTIES:

        LESSOR:  THE WILMINGTON REALTY TRUST, c/o Frank N. Dardeno, 424
                   Broadway, Somerville, Massachusetts 02145 (see Section A, 3,
                 b above)
        LESSEE:  GENERAL SCANNING, INC., a Corporation existing under the laws of the Commonwealth of Massachusetts, with its principal offices located at 500 Arsenal Street, in Watertown, Massachusetts 02172.

C. PREMISES  The one story brick and concrete building known as Building no.2 of the facilities located at, and numbered as, 50 Fordham Road, in Wilmington, Massachusetts. Said building comprises about 78,000 square feet of floor space (to be verified)

             Said premises will include the lot upon which said building was constructed and the parking area contiguous to the rear (or west) thereof; along with any open areas of land that may be appurtenant thereto in conformity with applicable zoning regulations

             The total of said land area (including the building site) shall be shown upon a plan of land prepared by the engineers of the Lessor; which plan shall be incorporated within the Indenture of Lease to define and delineate the leased premises.

             The Lessor reserves the right to lease the premises and the land appurtenant thereto to the Lessee without formal approval of the plan delineating the said premises as a Subdivision; provided that the lease of the premises shall be effective and valid.

             However, the Lessor may, at any time, present for approval a plan delineating the premises as a Subdivision (under the Subdivision Control Law); including designation of the premises as a condominium with participatory rights to the Waste Water Treatment Facility that services said premises.

D. TERM:     Ten (10) years - commencing December 1, 1997

E. RENT

      1.  BASE RENT:

          During said term, the base annual rent (due and payable in equal monthly installments) - calculated or determined on the basis of the square feet of floor space. - shall be, as follows:-

          a.  Years one through three  - at $5.00 per square foot (triple net);
          b.  Years four through seven - at $5.40 per square foot (triple net);
          c.  Years eight through ten  - at $5.80 per square foot (triple net).

      2.  ADDITIONAL RENT:

          Lessee shall, further, pay all operating costs as and when due - including, without limitation, real estate and other taxes assessed, utilities, ground care, snow removal, maintenance, service or maintenance agreements (for HVAC or any other equipment or building elements), etc.

      3.  REIMBURSEMENT TO LESSOR OF ADVANCE:

          As hereinafter stated, the Lessor will make a one time payment to the Lessee, not to exceed $800,000.00, toward the renovations and improvement to be completed and to be paid for by the Lessee. The principal of said payment, along with all financing costs (including interest and carrying charges) incurred by Lessor to secure said funds, shall be reimbursed to the Lessor by the Lessee in monthly payments as additional rent. Said one time payment is upon the condition that the Lessor shall be granted a loan in said amount and for said purpose from a conventional banking institution and upon the terms hereinafter set forth under Paragraph G 2 b hereof.

F. RENOVATIONS and IMPROVEMENTS:

      1.  Responsibility for said Renovations and Improvements

       a.  Those to be completed at cost to LESSOR

           (1). Demolition of existing interior; and removal of connector/walk between

                Building 2 and Building lA (occupied by AMETEK).
           (2). Installation of new roof and roof insulation with replacement of decking and appurtenant structural elements wherever required.. Said new roof insulation shall comply with building code requirements relative thereto.
           (3). Installation of new double pane glass throughout and new double pane glass in atrium or vestibule area; and repair of flooring in "computer" area.
           (4). New HVAC units.
           (5). New fire alarm system
           (6) If the vinyl-asbestos in a small area of the building shall require removal, same shall be at Lessor's expense.
           (7)  Resurfacing of Parking Areas; delineation of parking spaces.
           (8) The entrance to Building No.2 shall be "up-graded". The Lessor and the Lessee shall each pay one half of the cost thereof. Both of the parties shall approve the plans and total cost of the said improvement.

        B. THOSE TO BE COMPLETED AT COST TO LESSEE

           All other renovations and improvements whether fixtures to the building or preparation of interior for needs of the Lessee.

     2. COORDINATION OF RENOVATIONS AND IMPROVEMENTS ACTIVITIES

        a. Parties shall coordinate their activities in completing the renovations and improvements. Said renovations and remodeling shall require the prior approval of the Lessor.
        b. Parties, through their engineers and representatives, will consult upon the various phases of the work to the end that the respective needs of the parties shall be satisfied and conflicts minimized.
        c. Not in limitation of above, Lessee shall be consulted with installation of HVAC units.

           More specifically, the Lessee shall have the right to design the HVAC system in order that same shall be in accordance with its requirements. However, the Lessee shall submit is plans, specifications and design for the HAVOC system to the LESSOR for its prior approval; which approval shall not be unreasonably withheld or delayed.

        d. Lessee shall furnish Lessor, for its prior approval, plans and architectural drawings for said renovations and remodeling; and, further, a copy of the contract entered into for same along with the bids.

       (e) Any sums due from the Lessor to the General Contractor engaged by the Lessee (Hoffman/Callahan) for work or improvements for which the Lessor is responsible

               (as set forth above in Section F,1,a) shall be paid by the Lessor to the Lessee within thirty (30) days after presentation of the invoice by said Contractor for said work or improvements.

           (f) Lessee shall pay, in a timely manner, its contractors, workmen and providers for all work and for all improvements for which the Lessee is responsible; and shall not permit any lien for said work or improvements to be placed against the premises either by workmen, suppliers, contractors or other providers.

G.   PAYMENT AND FINANCING OF RENOVATIONS AND IMPROVEMENTS

       1.  RESPONSIBILITY WITH RESPECT TO RENOVATIONS AND IMPROVEMENTS:

           a. Lessor will pay for those completed at its expense (set forth in Section F,1,a above);
           b. Lessee shall be responsible, and pay for, all other construction and improvements.

       2   FINANCING

           a. Lessee shall be solely responsible for the payment of all Renovations and Improvements (other than those listed above to be paid for by Lessor as set forth in Section F, 1, a); and Lessee shall pay for same directly.

           b. Upon the commencement date of the Lease, the LESSOR shall make a one time payment to the Lessee toward said Renovations and Improvements in the maximum sum of $800,000.00; but only upon the following conditions:-

               (1) Said Renovations and Improvements shall benefit or improve the building and its appurtenances and shall not be of a special nature in furtherance of the business activities of the Lessee.

               (2) The Lessor shall approve the renovations and improvements for which it shall make payment to the Lessee; which approval by the Lessor shall not be unreasonably withheld or delayed.

               (3) This reimbursement is effectuated to the Lessee in its need to maintain a strong cash position and to accommodate the Lessee. (The Lessee represents that the Renovations and Improvements to be completed by the Lessee shall entail an expenditure of about $1,700,000.00 and, in addition, expenditures for fixtures and equipment).

               (4) The Lessor shall apply for a loan to finance said payment to the Lessee (not to exceed $800,000.00) from a conventional banking institution at current rates of interest in order to enable the Lessor to make said one time payment; and the obligation to make said payment to Lessee is subject to, and upon the express prior condition, that said loan from said banking institution shall be granted to the Lessor.

                   (a) Said loan shall be amortized for a term not exceeding ten
                       (10) years;

                   (b) The Lessee shall reimburse the Lessor for the entire cost of said borrowing- including the principal of the loan, interest thereon, finance and carrying charges, and all and any other disbursements and expenses incurred by the Lessee to effectuate said loan.

                       Transactional costs (including bank counsel fees and origination fees) and any and all expenses incurred in order to effectuate said loan or associated with said borrowing shall be paid by the Lessee to the Lessor as incurred.

                       All other payments necessitated by said loan shall be reimbursed to the Lessor by the Lessee in the form of increased monthly rent (added to the base rent and other rent payments) to over the entire principal and interest and all carrying charges.

               (5) To facilitate said borrowing by Lessor to make said payment to Lessee, the Lessee shall provide to the lender its guaranty for the payment of said loan if necessary.
               (6) Lessee shall make a good faith effort to secure a commitment for said loan setting forth the terms thereof.
               (7) The obligation on the part of the Lessor to make said one time payment to the Lessee (and to secure the loan therefor) is upon the express condition that said payment to the Lessee (and the repayment thereof) shall not result in any adverse income tax consequence to the Lessor. In particular, the parties agree that said payment (and the loan to effectuate same) is upon the condition that the Lessor shall not thereby incur any income or other federal or state taxes as result thereof


H.   RESPONSIBILITIES

       1.  MAINTENANCE

           a. Upon completion of all the renovations and improvements, the said building and its appurtenances will be in prime condition with new insulated roof, structural replacements where needed, new mechanical elements, renovated and remodeled interior, new double pane glass throughout, paved parking area, etc.

           b. All warrantees and guarantees issued by installers, contractors and suppliers shall be made available to, and benefit the Lessee.

           c. The lessee shall be responsible for all maintenance of the interior of the building, paved areas, mechanical appurtenances, all roofing elements, HVAC units, and all other aspects of the building and its facilities.

           d.  The lease to be entered into shall be a triple net lease

           e. Not in limitation of the foregoing (and unless revised by prior written stipulation or agreement of the parties), the Lessee shall be responsible for all interior elements of the building, including its mechanical components, all wiring (electrical or otherwise), all plumbing, all surfaces, flooring and any and all other appurtenances. Lessor shall, also, be responsible for maintenance of all windows, of the roof and its elements, cosmetic appearance and maintenance of the exterior, maintenance of all parking areas and the paved surface of said parking areas, all landscaping, and components of the building (as set forth above in Section H, 1, c.) Lessor shall turn over and assign to Lessee all warranties and guarantees from all suppliers, contractors, and workmen with respect to any improvements to the building and premises paid for by the Lessor.

               Lessor shall be responsible for the structural elements of the exterior of the building; as well as for apparatus, piping or wiring delivering utilities from the public way to the edge of the building

       2.  TAXES

               Lessee shall be responsible for all real estate and other taxes assessed by any government authority against the real estate (including building, land and improvements) leased to the Lessee

       3.  INSURANCE AND INDEMNIFICATION

           a. Lessee, at its sole cost, will maintain fire and casualty loss insurance, insurance against liability for losses, damages or injury of any kind to anyone upon the premises, and coverage against all other insurable risks; and Lessee shall name the Lessor as an additional insured upon all said policies issued by recognized companies licensed to do business in Massachusetts.

           b. Lessee shall indemnify and hold harmless the Lessor against any loss, claims or damages resulting from any of its activities; and shall promptly defend against claims resulting therefrom.

           c. Lessee shall comply will all relevant laws and legal requirements and environmental regulations in the conduct of its operations. Lessee shall not expose Lessor to damages, loss or expense as a result of any activities of the Lessee - including, but not limited to, use of the premises, operations, discharges.

I. POSSIBLE EXPANSION

     Provided that said expansion shall be feasible, when requested, the Lessor will construct an expansion or extension (of not more than 40,000 square feet of floor space) to the east of the building if required by the Lessor (see K, 1, d below); subject, however, /to the following conditions:-

     1. The Lessee shall be able to secure financing for said expansion from a conventional banking institution at then current rate of interest;
     2. The expansion shall be permitted under all applicable laws and regulations - including zoning and building requirements
     3. All required permits shall be issued -- including approvals from environmental regulatory agencies, state, federal (if necessary) and municipal authorities, and any other governmental body that may have oversight responsibilities.
     4. The Lessor and the Lessee shall agree upon the rent, terms and conditions of the Lease affecting the present premises an said possible expansion.
     5. The cost of moving pipes, tubes, wires, valves and any and all devices that now service the Waste Water Service Facility, the Fire Protection Station and any other support system for the buildings upon the site shall be an expense attributable to the construction costs of the said expansion; and shall be factored into the agreed upon rent.

         The obligation to construct said expansion is upon the condition that said devices can be moved; that the relevant easements and rights of way or access may be relocated along a new path; and that the easements and rights of way or access to service same shall be established and confirmed in their new path or location with the written consent of all parties that may have an interest therein.

     6. The Lessee shall have the right to secure to provide the financing for said expansion if the Lessor shall be unable to secure same. In the event that the said expansion shall be financed by the Lessee, the base rent established for said expansion shall be adjusted to reflect any cost incurred by the Lessee with respect to said financing and shall be appropriately adjusted to said circumstances.

     Lessor shall secure from its engineers an opinion as to the feasibility of the expansion, as set forth under Section O, 4)

J. OPTION TO EXTEND LEASE

     Lessee shall have two successive options to extend the lease each for a term of five (5) years upon the same terms and conditions of the original ten (10) year term except that the base rent (see Section E. 1 above) shall be established, as follows:

         It is agreed that

           a. With respect to the first of said two five (5) year option terms, the base rent shall be established during said five (5) years at the rate of ninety five (95%) percentum of the then market rent;

           b. With respect the second of the said two (2) five year option terms, the base rent during said second five (5) year term shall be the then market rent.

K. SUBLEASING

         Lessee shall not sublease or sublet the premises or any portion thereof unless, in each in each instance, the Lessor shall have given its approval in writing to said sublease or subletting; which approval the Lessor shall not unreasonably withhold or unreasonably delay. In the event that the rent for said portion subleased or sublet shall exceed the rent paid to the Lessor, the increment shall be retained by the Lessee.

L. ENVIRONMENTAL - 21E -Etc.

     1. The parties are aware that the site upon which the facilities are located has been under review by the Department of Environmental Protection ("DEP"); and that the former occupant, GENERAL ELECTRIC COMPANY ("G.E."), was named the responsible party in a Notice of Responsibility dated June 11, 1986. Subsequently, the Lessor received a Notice of Responsibility ("N.O.R.") from DEP dated April 16, 1991 occasioned by bankruptcy proceeding instituted by the parent company of Converse, Inc. (Sublessee of G.E. of Building No.2.)

     2. The contamination of the site resulted from releases of gasoline, oil and other substances by G.E. and its sub-lessee, Converse, Inc.

     3. G.E. accepted and assumed the responsibility to conduct remediation activities in accordance with plans submitted to, and approved by, D.
         E. P. (including matters referred to in the N.O.R mailed to the Lessor dated, as stated, April 16, 1991 and occasioned by the bankruptcy proceedings aforesaid).This responsibility has been expressly acknowledged and assumed by the successors to G.E., i.e., MARTIN MARIETTA CORPORATION and its successor, LOCKHEED MARTIN CORPORATION ("LOCKHEED").

         LOCKHEED is committed to (and is engaged in) the necessary remediation process as approved by, and under the oversight of, D. E. P.

     4. Lessor will seek reports of the engineers engaged by LOCKHEED. These, as well as progress reports relating to the remediation activities as received by the Lessor, shall be submitted by the Lessor to the Lessee.

     5. LESSOR shall indemnify the Lessee from any claims arising out of any contamination of the site that has occurred prior to the occupancy of the leased premises by the Lessee; with the understanding that in the event any such claims shall arise, the Lessor shall make claim in respect thereto against the responsible party or parties (see above). Accordingly, in the event that any such claim shall arise, the Lessor with the cooperation of the Lessee, shall require intervention of, and indemnification from, the responsible party or parties, as above set forth, against any damages resulting from said claims. The Lessor and the Lessee shall consult and to co-operate with each other in the event that any such claims shall arise.

     6. The parties acknowledge that the Lessor is currently engaged in negotiations with LOCKHEED with respect to the continuing responsibility of LOCKHEED (subject to the oversight of the D. E. P.) and to confirm and define liability, indemnification and the nature of related documentation and agreements that may be agreed upon. Lessee agrees to cooperate with respect thereto if requested in order that remediation activities shall continue and be facilitated to further the best interests of the parties.

M. EASEMENTS AND RIGHTS OF ACCESS

     Lessor shall retain existing easements and rights of way over the facilities and the premises (and to reserve additional easements and rights of access) in furtherance of its management obligations and oversight - including right to pass and re-pass and be and remain upon the premises to perform work upon, and to service, water and fire protection facilities and lines, Waste Water Treatment Facility, and for any other purpose required by the Lessor. Easements and rights of access have been granted for this purpose to AMETEK, as successor to G. E. Further, Lessor retains, and shall have, the right to grant easements in connection with said management and oversight (including easements to LOCKHEED MARTIN CORPORATION in order to facilitate its remediation of the site as required by D. E. P. - See Section L hereof).

     Said easements and rights of access shall not unreasonably interfere with the business activities of the Lessee.

N. WASTE WATER TREATMENT FACILITY

   1. Said Building No.2 is serviced by a new and "state of the art" waste water service facility (placed on line within the last year) located northeast thereof. (Expected life of said facility - - about thirty years -)

   2. Lessor shall assume cost of providing service of said facility to Lessee, including costs

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

       of its operation and ordinary maintenance. Said costs shall be shared with the other tenant of the facilities, AMETEK AEROSPACE PRODUCTS, INC. (AMETEK); provided only, however, that in the event a replacement of the said facility (beyond maintenance and operation) the tenants using same shall be responsible for said replacement and shall contribute thereto upon the agreed upon formula.

       During the first ten (10) years of the term of the lease, however, Lessee shall have no responsibility with respect to replacement of the facility.



   3. In the event that there shall be any damage, dysfunction or loss to the said Waster Water Treatment facility caused by any use, activities or misuse by the Lessee or any of its personnel, representatives or employees, the Lessee shall indemnify the Lessor with respect to said damage, dysfunction or loss and shall make the necessary payments to rectify said damage, dysfunction or loss

   4. Lessee will pay that share of the real estate or other taxes assessed against said Waste Water Treatment Facility (in the event that any shall be assessed or levied in respect thereto) equivalent to the percentage of operational and management costs thereof attributable to the Lessee.

O. PLANS, EXHIBITS, ETC.

   1. Lessor shall furnish to Lessee

          (a) Plan designating the premises (see above C, "PREMISES")
          (b) Plan showing parking places;
          (c) Status of application for approval of driveway into the premises from Fordham Road along the northerly bound of the premises.
          (d) Lessor will request its engineers to indicate a preliminary outline on the subdivision or other plan the location of the expansion to Building No.2 referred to in Section H above ("POSSIBLE EXPANSION") and seek preliminary opinion as to its feasibility.

   2. LESSEE SHALL

      "Work out" with Ametek parking arrangement in the area along the south side (entrance of) the building.

      In the event that there may be common charges for any services to the premises, cost thereof will be shared on a percentage of use basis.

   3. AS TO WATER TOWER TO REAR OF BUILDING:

      (a) This facility services Building 1 and Building 1A occupied by Ametek

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      (b) Its maintenance is the responsibility of Ametek (who shall paint the water tower).
      (c) Lessor will request of its engineers and surveyors that said tower be left in the area of land that is occupied by Ametek in the formulation of the subdivision.
      (f) If, however, the tower shall remain upon any part of the premises leased to the lessee, all taxes assessed against said facility shall be paid by Ametek; and its operation and maintenance shall remain the responsibility of Ametek. In such event, Lessor shall retain right of access for benefit of Ametek

P. BROKERAGE: - shall be the responsibility of the Lessor

Q. MISCELLANEOUS

   MATTERS OF CONCERN TO AMETEK (TO BE ADDRESSED):

     1 Fire sprinklers - Ametek wishes connections to both P.1.V.'s be severed; with new feed line from street. (To avoid activating sprinklers, merely closing valves is not sufficient.)

     2 Ametek requires that the fire tank suppression system remain part of its sprinkler system. Requires natural gas feed from Building No.2.

     3 All shared electrical feeds to be segregated and metered separately. (Current underground feed to Building No.2 must be removed from main switch gear.)

     4.. Glass tunnel - connector. (AMETEK would like to discuss this)

     5.  Delineation of property lines (AMETEK would like to discuss this)

     6   Parking:

         (a) Shared parking between buildings;
         (b) Parking spaces pertaining to AMETEK and to Scanning should be differentiated with different colored lines.
         (c) Parking lot lighting is already separated and segregated.

     7. AMETEK has closed the entrance from Concord Street to afford extra protection to parked vehicles. It will be kept open if General Scanning so requires.

     8. AMETEK has a federal EPA permit to discharge non-contact cooling water through outsell. If General Scanning wishes to utilize this outsell for similar purposes, AMETEK must be informed so that request for a new permit may be filed.

     9.  Snow removal and Landscaping

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          AMETEK wishes to discuss arrangement for the service with General
          Scanning

      10. AMETEK will provide around-the-clock security for its facilities. General Scanning must provide security for its own facilities.

      11. Insurance.

          General Scanning will provide insurance for its facilities. (See H, 3 above)

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of this nineteenth day of May, 1997.

                   THE WILMINGTON REALTY TRUST (Lessor)

                   /s/ Rosemarie Stanieich
                   ---------------------------------------
                   Rosemarie Stanieich.            Trustee

                   /s/ Claudia J. Cipullo
                   ---------------------------------------
                   Claudia J. Cipullo,             Trustee

                   /s/ Joseph O. Branzetti Jr.
                   ---------------------------------------
                   Joseph O. Branzetti Jr.,        Trustee
                   (Approved as to form:

                   /s/ Frank N. Dardeno, Sr.
                   -------------------------------------------------------------
                   Frank N. Dardeno, Sr., Of counsel to Lessor)


                   GENERAL SCANNING, INC. (Lessee)

                   By /s/ Charles D. Winston                              6/3/97
                      ----------------------------------------------------------
                      Charles D. Winston, President and Chief Executive Officer


                   By /s/ George Hrono                                   5/30/97
                      ----------------------------------------------------------
                      George Hrono, Senior Vice President
                      (Approved as to form:

                   /s/ Frederick C. Morse
                   -------------------------------------------------------------
                   Frederick C. Morse, General Counsel to Lessee)

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